                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                                   dated as of

                               November 30, 2004,

                                      among

                    AFFINIA GROUP INTERMEDIATE HOLDINGS INC.,

                               AFFINIA GROUP INC.,
                                  as Borrower,

                            The Lenders Party Hereto,

                           JPMORGAN CHASE BANK, N.A.,
                  as Administrative Agent and Collateral Agent,

                     GOLDMAN SACHS CREDIT PARTNERS L.P. and
                           CREDIT SUISSE FIRST BOSTON,
                            as Co-Syndication Agents,

                                       and

                   DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH and
                               UBS SECURITIES LLC
                           as Co-Documentation Agents

                           ---------------------------

                     J.P. MORGAN SECURITIES INC. and GOLDMAN
                           SACHS CREDIT PARTNERS L.P.,
                              as Co-Lead Arrangers,

                                       and

                      J.P. MORGAN SECURITIES INC., GOLDMAN
                         SACHS CREDIT PARTNERS L.P. and
                           CREDIT SUISSE FIRST BOSTON
                              as Joint Bookrunners

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   Definitions

                                   ARTICLE II

                                   The Credits

                                   ARTICLE III

                         Representations and Warranties

                                       ii

                                   ARTICLE IV

                                   Conditions

SECTION 4.01.   Effective Date................................................65

SECTION 4.02.   Each Credit Event.............................................69

                                    ARTICLE V

                              Affirmative Covenants

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.   Indebtedness; Certain Equity Securities.......................76

SECTION 6.02.   Liens.........................................................79

                                      iii

                                   ARTICLE VII

                                Events of Default

SECTION 7.01.   Events of Default.............................................93

SECTION 7.02.   Exclusion of Immaterial Subsidiaries..........................96

                                  ARTICLE VIII

                                   The Agents

                                   ARTICLE IX

                                  Miscellaneous

                                       iv

                                       v

SCHEDULES:

Schedule 1.01(a) -- Existing Joint Ventures
Schedule 1.01(b) -- Mortgaged Property
Schedule 1.01(c) -- Foreign Subsidiaries Pledged Under Foreign Pledge Agreements
Schedule 1.01(d) -- Domestic Subsidiary Non-Loan Parties
Schedule 1.01(e) -- Delivery of Certificates for Foreign Subsidiary Equity
                    Interests
Schedule 2.01 -- Commitments
Schedule 3.05 -- Real Property
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries and Joint Ventures
Schedule 3.13 -- Insurance
Schedule 3.17(a) -- Enforceability of Security Interests
Schedule 3.17(c) -- Mortgages
Schedule 4.01(a) -- Foreign Jurisdictions
Schedule 4.01(f)(i) -- Excluded Foreign Subsidiaries
Schedule 4.01(f)(ii) -- Deferred Foreign Subsidiaries
Schedule 4.01(m) -- Sources and Uses
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04(a) -- Existing Investments
Schedule 6.04(s) -- Permitted Intercompany Investments
Schedule 6.09 -- Existing Transactions with Affiliates
Schedule 6.10 -- Existing Restrictions

EXHIBITS:
---------

Exhibit A     -- Form of Assignment and Assumption
Exhibit B-1   -- Form of Opinion of Simpson, Thacher & Bartlett LLP
Exhibit B-2   -- Form of Opinion of General Counsel of the Borrower
Exhibit C     -- Form of Collateral Agreement
Exhibit D     -- Form of Perfection Certificate
Exhibit E-1   -- Form of Borrowing Request
Exhibit E-2   -- Form of Swingline Borrowing Request
Exhibit F     -- Form of Interest Election Request

                                       vi

                           CREDIT AGREEMENT dated as of November 30, 2004, among
                  AFFINIA GROUP INTERMEDIATE HOLDINGS INC., a Delaware
                  corporation, AFFINIA GROUP INC., a Delaware corporation, the
                  LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as
                  Administrative Agent and Collateral Agent, GOLDMAN SACHS
                  CREDIT PARTNERS L.P. and CREDIT SUISSE FIRST BOSTON, as
                  Co-Syndication Agents, and DEUTSCHE BANK AG, CAYMAN ISLANDS
                  BRANCH and UBS SECURITIES LLC, as Co-Documentation Agents.

         Pursuant to the Stock and Asset Purchase Agreement dated as of July 8,
2004, as amended by Amendment No. 1 thereto dated as of November 1, 2004 and
Amendment No. 2 thereto dated as of November 30, 2004 (as so amended, the
"Purchase Agreement"), by and between Affinia Group Inc., a Delaware corporation
(the "Borrower"), and Dana Corporation, a Virginia corporation (the "Seller"), the Borrower will acquire (the "Acquisition") the Automotive Aftermarket Group of the Seller (the "Business") for an aggregate purchase price of approximately
$1,054,375,000 (the "Purchase Price"), comprised of (a) cash consideration (the
"Cash Purchase Price") of $950,000,000, (b) a subordinated pay-in-kind note having a principal amount at maturity (excluding any pay-in-kind interest accrued thereon) of $74,500,000 and a present value on the Effective Date (as defined below) of approximately $50,000,000 and issued by Affinia Group Holdings
Inc. ("Holdings"), a Delaware corporation, to Seller (the "Holdings PIK Note"),
(c) $20,000,000 (the "Working Capital Payment") and (d) $9,825,000 (the "Cash
Balance Payment" and, together with the Working Capital Payment, the "Current
Asset Payments"). Following the Effective Date, the Current Asset Payments may
be adjusted based upon the actual amount of working capital and cash of the
Business on the Effective Date, with (i) any increase in the Current Asset
Payments up to $45,000,000 resulting in an additional cash payment by the
Borrower to the Seller and any increase in the Current Asset Payments above
$45,000,000 resulting in an increase of the principal amount of the Holdings PIK
Note, and (ii) any decrease in the Current Asset Payments up to $74,500,000 resulting in a decrease of the principal amount of the Holdings PIK Note and any decrease in the Current Asset Payments above $74,500,000 resulting in a cash refund from the Seller to the Borrower. On or shortly after the Effective Date, the Borrower will contribute (the "Beck/Arnley Contribution") $25,000,000 in cash to Beck/Arnley Worldparts Corp., a wholly owned subsidiary of the Business to be acquired by the Borrower in the Acquisition.

         Immediately prior to, or substantially concurrently with, the consummation of the Acquisition, (a) Cypress Merchant Banking Partners II L.P.,
Cypress Merchant Banking II C.V., 55th Street Partners II L.P., Cypress
Side-by-Side LLC, Ontario Municipal Employees Retirement System, The
Northwestern Mutual Life Insurance Company, California State Teachers Retirement
System and Stockwell Fund L.P. (the "Initial Investors") will contribute cash of not less than $355,000,000 to Holdings in exchange for all the issued and outstanding shares of common stock of Holdings, (b) Holdings will contribute the aggregate amount of cash described in clause (a) to Affinia Group Intermediate
Holdings Inc. ("Intermediate Holdings"), a Delaware corporation, as common equity in exchange for all the issued and outstanding

                                                                               2

Equity Interests (as defined below) of Intermediate Holdings, (c) Intermediate
Holdings will contribute the aggregate amount of cash described in clause (b) to the Borrower as common equity in exchange for all the issued and outstanding
Equity Interests of the Borrower (the equity contributions described in clauses
(a), (b) and (c) are referred to herein collectively as the "Equity
Contribution"), (d) the Borrower will obtain senior secured credit facilities having an aggregate principal amount of $475,000,000 pursuant to this Agreement,
(e) the Borrower will issue $300,000,000 aggregate principal amount of Senior
Subordinated Notes (as defined below) in a public offering, Rule 144A offering or other private placement, (f) the Borrower will establish a receivables purchase facility (the "Effective Date Receivables Securitization") in an
aggregate amount of $100,000,000, of which $75,000,000 will be funded on the
Effective Date, which Effective Date Receivables Securitization will be established with Affinia Receivables LLC ("Affinia Receivables"), a Delaware
limited liability corporation and a wholly owned, bankruptcy-remote, special purpose subsidiary of the Borrower, and (g) Intermediate Holdings and the
Borrower will pay fees, expenses and other costs in connection with the foregoing in an aggregate amount not to exceed $55,000,000 (the "Transaction
Costs").

         The Borrower has requested that the Lenders extend credit in the form of (a) Term Loans on the Effective Date in an aggregate principal amount not to exceed $350,000,000 and (b) Revolving Loans, Swingline Loans and Letters of
Credit at any time and from time to time during the Revolving Availability
Period (as defined below) in an aggregate principal amount not to exceed
$125,000,000 at any time outstanding.

         The proceeds of the Term Loans will be used by the Borrower on the
Effective Date, solely (i) first, to pay the Transaction Costs and (ii) second, together with (x) the proceeds of the Equity Contribution, (y) the proceeds of the issuance of the Senior Subordinated Notes and (z) the proceeds of amounts funded under the Effective Date Receivables Securitization on the Effective
Date, to pay the Cash Purchase Price and make the Beck/Arnley Contribution. The proceeds of the Revolving Loans, Swingline Loans and Letters of Credit will be used by the Borrower solely for working capital and general corporate purposes of the Borrower and the Subsidiaries, provided that up to $20,000,000 aggregate principal amount of Revolving Loans may be made on the Effective Date and used by the Borrower to make the Current Asset Payments, to make VAT payments in connection with the Acquisition and for other general corporate purposes.

         The Lenders are willing to extend such credit to the Borrower, and the
Issuing Bank is willing to issue Letters of Credit for the account of the
Borrower, on the terms and subject to the conditions set forth herein.
Accordingly, the parties hereto agree as follows:

                                                                               3

                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Acquisition" has the meaning set forth in the preamble to this
Agreement.

         "Acquisition Documents" means the Purchase Agreement, the other material agreements, side letters and instruments to be entered into in connection with the Acquisition, all schedules, exhibits and annexes to each of the foregoing and all agreements, side letters and instruments affecting the terms of any of the foregoing.

         "Additional Lender" has the meaning set forth in Section 2.20.

         "Additional Senior Subordinated Notes" means any senior subordinated notes issued by the Borrower after the Effective Date and the Indebtedness represented thereby, provided that (a) such senior subordinated notes (i) shall not provide for guarantors, obligors or security in addition to those which apply to the Senior Subordinated Notes, (ii) shall not have a maturity date that is earlier than the date that is 180 days after the Tranche B Maturity Date or provide for any amortization, sinking fund or other scheduled payments (other than regularly scheduled interest payments) prior to the date that is 180 days after the Tranche B Maturity Date and (iii) shall be subordinated to the
Obligations on terms not less favorable to the Lenders than the terms in respect of the Senior Subordinated Notes and (b) all other terms (excluding interest rates and redemption premiums) of such senior subordinated notes shall not be materially less favorable to the Lenders than those existing with respect to the
Senior Subordinated Notes.

         "Additional Senior Subordinated Notes Documents" means all instruments, agreements and other documents evidencing or governing any Additional Senior
Subordinated Notes or providing for any Guarantee or other right in respect thereof.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest
Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

                                                                               4

         "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is
Controlled by or is under common Control with the Person specified.

         "Affinia Receivables" means Affinia Receivables LLC, a Delaware limited liability company.

         "Agents" means the Administrative Agent, the Collateral Agent, the
Co-Syndication Agents and the Co-Documentation Agents.

         "Agreement" means this Credit Agreement, as the same may be renewed, extended, modified, supplemented or amended from time to time.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds
Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate
Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the
Prime Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such
Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving
Commitments most recently in effect, giving effect to any assignments that occur thereafter.

         "Applicable Rate" means, for any day (a) with respect to any Tranche B
Term Loan, (i) 1.50% per annum, in the case of an ABR Loan, or (ii) 2.50% per annum, in the case of a Eurodollar Loan, and (b) with respect to any ABR Loan or
Eurodollar Loan that is a Revolving Loan, the applicable rate per annum set forth below under the caption "Revolving Loan ABR Spread" or "Revolving Loan
Eurodollar Spread", as applicable, in each case based upon the Leverage Ratio as of the most recent determination date, provided that until the delivery to the
Administrative Agent, pursuant to Section 5.01, of the Borrower's consolidated financial information for the Borrower's first two full fiscal quarters ending after the Effective Date, the "Applicable Rate" for purposes of clause (b) above shall be the applicable rate per annum set forth below in Category 1:

================================================================================
                                        Revolving Loan         Revolving Loan
            Leverage Ratio:               ABR Spread          Eurodollar Spread
--------------------------------------------------------------------------------
            Category 1
            ----------
      Equal to or greater                  2.00%                      3.00%
       than 3.75 to 1.00
--------------------------------------------------------------------------------
            Category 2
Less than 3.75 to 1.00 but equal           1.75%                      2.75%
to or greater than 3.25 to 1.00
================================================================================

                                                                               5

================================================================================
                                        Revolving Loan         Revolving Loan
            Leverage Ratio:               ABR Spread          Eurodollar Spread
--------------------------------------------------------------------------------
            Category 3
            ----------                     1.50%                      2.50%
      Less than 3.25 to 1.00
================================================================================

         For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower based upon the
Borrower's consolidated financial statements delivered pursuant to Section
5.01(a) or (b) and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an
Event of Default described in paragraph (a), (b), (h), (i) or (j) of Section
7.01 has occurred and is continuing or (B) at the option of the Administrative
Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to
Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

         "Approved Fund" has the meaning assigned to such term in Section 9.04.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Asset Disposition" means any disposition of assets of the Borrower or any Subsidiary outside the ordinary course of business that is permitted under
Section 6.05.

         "Available Basket Amount" means, at any time, an amount equal to (a)
the aggregate amount of Net Proceeds received by the Borrower and the
Subsidiaries in respect of the Beck/Arnley Disposition, minus (b) any amount of such Net Proceeds used after the Effective Date and prior to such time to make investments pursuant to Section 6.04(a), Section 6.04(p) and/or Section 6.04(q),
minus (c) the aggregate amount of Capital Expenditures made from such Net
Proceeds after the Effective Date and prior to such time pursuant to Sections
6.14(d) and/or 6.14(e), minus (d) the aggregate amount of Restricted Payments made from such Net Proceeds after the Effective Date and prior to such time pursuant to Section 6.08(a)(vi).

         "Beck/Arnley Contribution" has the meaning set forth in the preamble to this Agreement.

                                                                               6

         "Beck/Arnley Disposition" means the sale, transfer or disposition
(including by way of merger, consolidation, sale of capital stock or sale of assets) of all or substantially all of the operations of Beck/Arnley Worldparts
Corp.

         "Board" means the Board of Governors of the Federal Reserve System of
the United States of America.

         "Borrower" means Affinia Group Inc., a Delaware corporation.

         "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03, provided that a written Borrowing Request shall be substantially in the form of Exhibit E-1, or such other form as shall be approved by the Administrative Agent.

         "Business" has the meaning set forth in the preamble to this Agreement.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and
(b) Capital Lease Obligations incurred by the Borrower and the Subsidiaries during such period, provided that Capital Expenditures shall not include (i)
expenditures that constitute the consideration paid in respect of any Permitted
Acquisition, (ii) expenditures to the extent they are made with the Net Proceeds from the issuance of Equity Interests of Holdings, (iii) expenditures to the extent they are made with the Net Proceeds of a Prepayment Event described in clause (a) or (b) of the definition of the term "Prepayment Event", so long as such Net Proceeds are reinvested in the business of the Borrower and the
Subsidiaries pursuant to the requirements of the proviso contained in Section
2.11(c), (iv) the purchase price of equipment to the extent the consideration therefor consists of any combination of (A) used or surplus equipment traded in at the time of such purchase and (B) the Net Proceeds of a substantially concurrent sale of used or surplus equipment, in each case in the ordinary course of business, (v) interest capitalized during such period, (vi)
expenditures that are accounted for as capital expenditures of the Borrower and the Subsidiaries and that actually are paid for by a third party (excluding
Intermediate Holdings or any subsidiary thereof) and for which neither
Intermediate Holdings nor any subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before,

                                                                               7

during or after such period) and (vii) the book value of any asset owned by the
Borrower or any Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of the Borrower or such Subsidiary reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (A) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (B) such book value shall have been included in Capital Expenditures when such asset was originally acquired if such asset was originally acquired on or after January 1, 2004.

         "Capital Lease Obligations" of any Person means the obligations of such
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Balance Payment" has the meaning set forth in the preamble to this Agreement.

         "Cash Purchase Price" has the meaning set forth in the preamble to this
Agreement.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings of any
Equity Interests in Intermediate Holdings, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than
Intermediate Holdings of any Equity Interests in the Borrower, (c) prior to an
IPO, the failure by the Permitted Holders to own, directly or indirectly, beneficially and of record, Equity Interests in Holdings representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings, (d) after an IPO, (i) the failure by the Permitted Holders to own, directly or indirectly, beneficially and of record, Equity Interests in Holdings representing at least 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings or (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the
Exchange Act as in effect on the date hereof) other than the Permitted Holders of Equity Interests in Holdings representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings, provided that, in the case of this clause (ii), the Permitted
Holders own directly or indirectly, beneficially or of record, a smaller percentage of such aggregate ordinary voting power, (e) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by
Persons who were neither (i) nominated by the board of directors of Holdings,
(ii) appointed by directors so nominated or (iii) nominated or appointed by the
Permitted Holders, (f) the acquisition of direct or indirect Control of Holdings by any Person or group other than the Permitted Holders or (g) the occurrence of a "Change of Control", as defined in any of the Senior

                                                                               8

Subordinated Notes Documents or Additional Senior Subordinated Notes Documents
or the terms of the Sponsor Preferred Stock or the Holdings PIK Note.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing
Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any
Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans,
Tranche B Term Loans or Swingline Loans and, when used in reference to any
Commitment, refers to whether such Commitment is a Revolving Commitment or a
Tranche B Commitment.

         "CLO" has the meaning assigned to such term in Section 9.04.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Co-Documentation Agent" means Deutsche Bank AG, Cayman Islands Branch and UBS Securities LLC, in their capacities as co-documentation agents hereunder.

         "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

         "Collateral Agent" means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Lenders under this Agreement and any Security Document.

         "Collateral Agreement" means the Guarantee and Collateral Agreement among Intermediate Holdings, the Borrower, the Subsidiary Loan Parties and the
Collateral Agent, substantially in the form of Exhibit C.

         "Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Collateral Agent shall have received from each Loan
         Party (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party and (ii) a counterpart of a
         Foreign Pledge Agreement relating to the Equity Interests of the
         Foreign Subsidiaries identified on Schedule 1.01(c) duly executed and delivered on behalf of such Loan Party;

                  (b) in the case of any Person that becomes a Loan Party after the Effective Date, the Collateral Agent shall have received from such
         Loan Party (i) a supplement to the Collateral Agreement, in the form specified therein, duly

                                                                               9

         executed and delivered on behalf of such Loan Party, and (ii) if such
         Loan Party owns Equity Interests of a material Foreign Subsidiary that, as a result of the laws of the jurisdiction of organization of such
         Foreign Subsidiary, cannot be pledged to the Collateral Agent under the
         Collateral Agreement, at the reasonable request of the Collateral
         Agent, a counterpart of a Foreign Pledge Agreement with respect to such
         Equity Interests duly executed and delivered on behalf of such Loan
         Party (it being understood that such Loan Party shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary);

                  (c) all outstanding Equity Interests of (i) the Borrower and
         (ii) each Subsidiary owned directly by or on behalf of any Loan Party
         (including the Equity Interests of any SPE Subsidiary) shall have been pledged pursuant to the Collateral Agreement or a Foreign Pledge
         Agreement, as applicable (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity
         Interests of any Foreign Subsidiary), and the Collateral Agent shall have received certificates or other instruments representing all such
         Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank
         (provided that certificates representing the Equity Interests of the
         Foreign Subsidiaries listed on Schedule 1.01(e) may be delivered to the
         Collateral Agent not later than the date specified for delivery thereof on such schedule);

                  (d) all Indebtedness of Holdings, Intermediate Holdings, the
         Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

                  (e) all documents and instruments, including Uniform
         Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

                  (f) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance (or a marked-up and executed binding commitment in respect thereof, provided that such policy or policies are delivered to the Collateral Agent as soon as reasonably practicable after receipt of such commitment) issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first-priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the
         Collateral Agent may

                                                                              10

         reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged
         Property; and

                  (g) each Loan Party shall have used reasonable best efforts to obtain all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security
         Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder;

provided that the foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or legal opinions with respect to, particular assets of the Loan
Parties if and for so long as, the Administrative Agent, in consultation with the Borrower, reasonably determines that the cost of creating or perfecting such pledges or security interests in such assets (taking into account any adverse tax consequences to the Borrower and its Affiliates (including the imposition of withholding or other material taxes on Lenders)) shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance or legal opinions with respect to particular assets where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this
Agreement or the Security Documents.

         "Commitment" means a Revolving Commitment, a Tranche B Commitment, any
Commitment in respect of an Incremental Extension of Credit or any combination thereof (as the context requires).

         "Consolidated Cash Interest Expense" means, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and the Subsidiaries
for such period, determined on a consolidated basis in accordance with GAAP,
(ii) any interest accrued during such period in respect of Indebtedness of the
Borrower or any Subsidiary that is required to be capitalized rather than included in such consolidated interest expense for such period in accordance with GAAP, (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period and (iv) to the extent not otherwise included in consolidated interest expense for such period, commissions, discounts, yield and other fees, charges and amounts incurred in connection with Permitted
Securitizations during such period that are payable to any person other than a
Loan Party and that are comparable to or in the nature of interest under any
Permitted Securitization, including losses on the sale of assets relating to any receivables securitization transaction accounted for as a "true sale" (other than any one-time financing fees paid upon entering into any Permitted
Securitization), minus (b) the sum of (i) interest income (to the extent paid or payable in cash) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, in an aggregate amount not to exceed $4,000,000 during any period of four consecutive fiscal quarters, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to

                                                                              11

amortization of financing costs paid in a previous period and (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period. Consolidated Cash Interest Expense shall be deemed to be $11,600,000 for each of the fiscal quarters ended March 31, 2004,
June 30, 2004 and September 30, 2004. Consolidated Cash Interest Expense for the
fiscal quarter ending December 31, 2004 shall be equal to the product of (a) the quotient of (i) Consolidated Cash Interest Expense attributable to the period from and including the Effective Date to and including December 31, 2004 (the
"Adjustment Period") divided by (ii) the number of calendar days in the
Adjustment Period multiplied by (b) the number of calendar days in the fiscal quarter ending December 31, 2004.

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of (i)
consolidated interest expense of the Borrower and the Subsidiaries for such period (including, to the extent not otherwise included in consolidated interest expense for such period, commissions, discounts, yield and other fees and charges incurred during such period in connection with Permitted Securitizations that are payable to any person other than a Loan Party, and any other amounts for such period comparable to or in the nature of interest under any Permitted
Securitization, including losses on the sale of assets relating to any receivables securitization transaction accounted for as a "true sale"), (ii)
consolidated income tax expense of the Borrower and the Subsidiaries for such period (including any income tax expense of Holdings or Intermediate Holdings for such period to the extent the Borrower has made payment to or for the account of Holdings or Intermediate Holdings in respect thereof), (iii) all amounts attributable to depreciation and amortization expense of the Borrower and the Subsidiaries for such period, (iv) any non-cash charges, losses or expenses of the Borrower and the Subsidiaries for such period (but excluding any non-cash charge, loss or expense in respect of an item that was included in
Consolidated Net Income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other than any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of the Acquisition or any Permitted Acquisition), (v) any
non-recurring fees, cash charges and other cash expenses (excluding any
Restructuring Charges) made or incurred by the Borrower and the Subsidiaries in connection with the Transactions that are paid or otherwise accounted for within
90 days of the Effective Date in an aggregate amount not to exceed $55,000,000,
(vi) any Specified Charges of the Borrower and the Subsidiaries for such period,
(vii) any Non-Specified Restructuring Charges of the Borrower and the
Subsidiaries for such period, provided that the aggregate amount of
Non-Specified Restructuring Charges in any period, together with the aggregate amount of Non-Regulation S-X Adjustments attributable to such period, shall not exceed 7.5% of Consolidated EBITDA for such period, (viii) any non-recurring fees, expenses or charges made or incurred by the Borrower and the Subsidiaries during such period in respect of professional or financial advisory, investment banking, financing, underwriting, placement agent or other similar services
(including fees and expenses in respect of legal counsel, consultants and accountants) to the extent related to any equity offering, investment, acquisition, divestiture or recapitalization permitted hereunder or any issuance of Indebtedness

                                                                              12

permitted to be incurred hereunder (whether or not successful), (ix) any extraordinary charges or losses of the Borrower and the Subsidiaries for such period, (x) any losses of the Borrower and the Subsidiaries for such period in respect of the disposal of any discontinued operations during such period and
(xi) any losses of the Borrower and the Subsidiaries for such period in respect of business dispositions or asset dispositions outside the ordinary course of business (as determined in good faith by the Borrower) during such period, minus
(b) without duplication and to the extent included in determining such
Consolidated Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(iv) taken in a prior period,
(ii) any extraordinary gains and any non-cash items of income for such period,
(iii) any gains for such period in respect of the disposal of any discontinued
operations during such period and (iv) any gains for such period in respect of business dispositions or asset dispositions outside the ordinary course of business (as determined in good faith by the Borrower) during such period, all determined on a consolidated basis in accordance with GAAP. Consolidated EBITDA shall be deemed to be $36,600,000, $47,200,000 and $54,800,000 for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, respectively.

         "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by Holdings or Intermediate Holdings during such period as though such charge, tax or expense had been incurred by the Borrower, to the extent that the Borrower has made or is permitted under the Loan
Documents to make any payment to or for the account of Holdings or Intermediate
Holdings, as applicable, in respect thereof), provided that (a) there shall be excluded from Consolidated Net Income (i) the income of any Subsidiary to the extent that the declaration or payment of dividends or other distributions by such Subsidiary of that income is not at the time permitted by a Requirement of
Law or any agreement or instrument applicable to such Subsidiary, except to the extent of the amount of cash dividends or other cash distributions actually paid to the Borrower or any Subsidiary during such period (unless the income of the
Subsidiary receiving such dividend or distribution would be excluded from
Consolidated Net Income pursuant to this proviso) and (ii) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such
Person's assets are acquired by the Borrower or any Subsidiary and (b) there shall be included in Consolidated Net Income the income of Beck/Arnley
Worldparts Corp. or any Permitted Joint Venture to the extent of the amount of cash dividends or other cash distributions actually paid by Beck/Arnley
Worldparts Corp. or such Permitted Joint Venture, as applicable, to the Borrower or any Subsidiary during such period (unless the income of the Subsidiary receiving such dividend or distribution would be excluded from Consolidated Net
Income pursuant to clause (a) above).

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
"Controlling" and "Controlled" have meanings correlative thereto.

                                                                              13

         "Controlled Joint Venture" means any Existing Joint Venture that is a subsidiary of the Borrower or any other Subsidiary on the Effective Date.

         "Co-Syndication Agents" means Goldman Sachs Credit Partners L.P. and
Credit Suisse First Boston, in their capacities as co-syndication agents hereunder.

         "Current Asset Payments" has the meaning set forth in the preamble to this Agreement.

         "Default" means any event or condition that constitutes an Event of
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

         "Discontinuation" means any discontinuation of any of the operations of the Business or any Subsidiary.

         "dollars" or "$" refers to lawful money of the United States of
America.

         "Domestic Permitted Acquisition" means any Permitted Acquisition pursuant to which (a) any acquired or newly formed Subsidiary is a Domestic
Subsidiary or (b) the assets that are the subject of such Permitted Acquisition are acquired by a Domestic Subsidiary and are located in the United States of
America.

         "Domestic Subsidiary" means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the
District of Columbia.

         "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "Effective Date Receivables Securitization" has the meaning set forth in the preamble to this Agreement.

         "Effective Date Receivables Securitization Documents" means (a) the
Receivables Sale Agreement dated as November 30, 2004, among the Borrower, the originators identified therein and Affinia Receivables, (b) the Receivables
Purchase Agreement dated as of November 30, 2004, among Affinia Receivables, the
Borrower, the financial institutions identified therein, Park Avenue Receivables
Company LLC, as conduit, and JPMorgan Chase Bank, N.A., as agent, and (c) and all other instruments, agreements and other documents governing or relating to the Effective Date Receivables Securitization.

         "Environmental Laws" means all applicable federal, state, local and foreign laws (including common law), treaties, regulations, rules, directives, orders, injunctions, decrees, notices or legally binding agreements, in each case issued,

                                                                              14

promulgated or entered into by any Governmental Authority relating to protection of the environment, natural resources, human health and safety (as relating to
Hazardous Materials, the environment or occupational health and safety), or the presence of, Release of, or exposure to, Hazardous Materials.

         "Environmental Liability" means liabilities, obligations, damages, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and medical monitoring, investigation or remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or noncompliance with any Environmental Law, (b) the presence, generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c)
exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Contribution" has the meaning set forth in the preamble to this
Agreement.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest from the issuer thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section
4043 of ERISA or the regulations issued thereunder, with respect to a Plan
(other than reportable events with respect to which the 30-day notice period has been waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of
ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the
Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any
ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA
Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by the Borrower or any
ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the
Borrower or any ERISA Affiliate of any notice, concerning the imposition of
Withdrawal Liability or a

                                                                              15

determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Section
7.01.

         "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

                  (a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

                  (b) depreciation, amortization and other non-cash charges or losses (including deferred income taxes) deducted in determining such
         Consolidated Net Income for such fiscal year; plus

                  (c) the sum of (i) the amount, if any, by which Net Working
         Capital decreased during such fiscal year (except as a result of reclassification of items from short-term to long-term) plus (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts (excluding
         Long-Term Indebtedness) of the Borrower and its consolidated
         Subsidiaries increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrower and its consolidated Subsidiaries decreased during such fiscal year; minus

                  (d) the sum of (i) any non-cash gains included in determining
         Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year
         (except as a result of reclassification of items from long-term to short-term) plus (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrower and its consolidated Subsidiaries decreased during such fiscal year plus (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrower and its consolidated Subsidiaries increased during such fiscal year;
         minus

                  (e) the sum of (i) Capital Expenditures for such fiscal year
         (except to the extent (A) attributable to the incurrence of Capital
         Lease Obligations, (B) financed by incurring Long-Term Indebtedness or
         (C) financed with all or any portion of the Available Basket Amount)
         plus (ii) cash consideration paid during such fiscal year to make
         Permitted Acquisitions or other capital investments or investments or expenditures pursuant to Section 6.04(p) or 6.04(q) (except to the extent financed (A) by incurring Long-Term Indebtedness, (B) with
         Equity Interests of Holdings or with the Net Proceeds of substantially concurrent equity contributions to, or sales or issuances of Equity
         Interests of, Holdings), (C) with

                                                                              16

         Retained Excess Cash Flow in respect of the immediately preceding fiscal year or (D) with all or any portion of the Available Basket
         Amount); minus

                  (f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of
         Revolving Loans, Swingline Loans and Letters of Credit (unless there is a corresponding reduction in the aggregate Revolving Commitments), (ii)
         Tranche B Term Loans prepaid pursuant to Section 2.11(c) or (d) and
         (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness; minus

                  (g) the aggregate amount of Restricted Payments made during such fiscal year pursuant to clause (iii) of Section 6.08(a); minus

                  (h) amounts paid in cash during such fiscal year in respect of
         (x) items that were accounted for as non-cash reductions of net income in determining Consolidated Net Income in a prior fiscal year and (y)
         reserves or accruals established in purchase accounting.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

         "Excluded Taxes" means, with respect to the Administrative Agent, any
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of
America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any
Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a
Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a) and (d) any withholding tax that is attributable to a Foreign Lender's failure to comply with Section 2.17(e).

         "Existing Joint Ventures" means joint ventures in respect of which the
Borrower or any Subsidiary holds an Equity Interest on the Effective Date, as set forth on Schedule 1.01(a).

         "Federal Funds Effective Rate" means, for any day, the weighted average
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business
Day by the Federal

                                                                              17

Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the
Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

         "Financial Ratio" means the Interest Coverage Ratio, the Leverage Ratio or the Senior Leverage Ratio.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the
District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Permitted Acquisition" means any Permitted Acquisition that is not a Domestic Permitted Acquisition.

         "Foreign Pledge Agreement" means a pledge agreement (other than the
Collateral Agreement) with respect to the Equity Interests of a Foreign
Subsidiary owned by a Loan Party, in form and substance (including with respect to governing law) reasonably satisfactory to the Collateral Agent.

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

         "Funded Debt" means, as of any date, the sum of (i) the aggregate principal amount of Tranche B Term Loans outstanding on such date and (ii) the aggregate principal amount of the Senior Subordinated Notes and Additional
Senior Subordinated Notes outstanding on such date.

         "GAAP" means generally accepted accounting principles in the United
States of America, as in effect from time to time.

         "Governmental Authority" means the government of the United States of
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person
(the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such
Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to

                                                                              18

purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof
(including pursuant to any synthetic lease financing), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such
Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such
Indebtedness or obligation, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee (without giving effect to any rights of indemnification, contribution or subrogation), unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Hazardous Materials" means (i) all petroleum products or byproducts and all other petroleum hydrocarbons, coal ash, radon gas, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (ii) all chemicals, materials, substances or wastes that are prohibited, limited or regulated by or pursuant to any Environmental Law.

         "Holdings" means Affinia Group Holdings Inc., a Delaware corporation.

         "Holdings PIK Note" has the meaning set forth in the preamble to this
Agreement.

         "Incremental Extensions of Credit" has the meaning set forth in Section
2.20.

         "Incremental Facility Amendment" has the meaning set forth in Section
2.20.

         "Incremental Facility Closing Date" has the meaning set forth in
Section 2.20.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such
Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of

                                                                              19

business), (f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of the obligations of others (to the extent such obligations would constitute
"Indebtedness" pursuant to the other clauses of this definition), (h) all
Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty, (j) the amount of any Permitted
Securitizations of such Person and (k) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any
Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such
Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, in connection with any Permitted Acquisition, the term
"Indebtedness" shall not include post-closing payment adjustments or earn-outs to which the seller in such Permitted Acquisition may become entitled.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Information Memorandum" means the Confidential Information Memorandum dated November 2004, relating to Holdings, Intermediate Holdings, the Borrower and the Transactions.

         "Initial Investors" has the meaning set forth in the preamble to this
Agreement.

         "Interest Coverage Ratio" has the meaning set forth in Section 6.12.

         "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or a Tranche B Term Borrowing in accordance with Section 2.07, provided that a written Interest Election Request shall be substantially in the form of Exhibit F, or such other form as shall be approved by the Administrative Agent.

         "Interest Payment Date" means (a) with respect to any ABR Loan
(including a Swingline Loan), the last day of each March, June, September and
December and (b) with respect to any Eurodollar Loan, the last day of the
Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such
Interest Period.

         "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant
Borrowing, all Lenders

                                                                              20

participating therein make an interest period of such duration available), as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest
Period) shall end on the last Business Day of the last calendar month of such
Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Intermediate Holdings" means Affinia Group Intermediate Holdings Inc., a Delaware corporation.

         "IPO" means a bona fide underwritten initial public offering of common stock of Holdings after the Effective Date.

         "Issuing Bank" means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing
Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

         "Lenders" means the Persons listed on Schedule 2.01 and any other
Person that shall have become a party hereto pursuant to an Assignment and
Assumption or an Incremental Facility Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

         "Letter of Credit" means any letter of credit issued pursuant to this
Agreement.

         "Leverage Ratio" means, on any date, the ratio of (a) Total
Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date), provided that, to the extent the Borrower or any Subsidiary makes any

                                                                              21

Permitted Acquisition, Asset Disposition or Discontinuation during the period of four fiscal quarters of the Borrower most recently ended, the Leverage Ratio for such period shall be calculated on a Pro Forma Basis.

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service
(or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the
Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits in an amount approximately equal to the amount of such Eurodollar
Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" means this Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.09(e), any Incremental Facility
Amendment, the Collateral Agreement, any Foreign Pledge Agreement and the other
Security Documents.

         "Loan Parties" means Intermediate Holdings, the Borrower and the
Subsidiary Loan Parties.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement or an Incremental Facility Amendment.

         "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

         "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise) or results of operations of
Intermediate Holdings, the Borrower and the Subsidiaries, taken as a whole, (b)
the ability of any Loan

                                                                              22

Party to perform any of its material obligations under any Loan Document or (c)
the rights of or benefits available to the Lenders under any Loan Document.

         "Material Indebtedness" means Indebtedness (other than the Loans and
Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Intermediate Holdings, the Borrower and the Subsidiaries in
an aggregate principal amount exceeding $17,500,000. For purposes of determining
Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the
Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any
Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent with such changes as may be advisable under the law of the jurisdiction in which such Mortgage is to be recorded.

         "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule
1.01(b) and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

         "Multiemployer Plan" means a multiemployer plan as defined in Section
4001(a)(3) of ERISA.

         "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness
(other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer). Notwithstanding the foregoing, for purposes of clauses (a) and (b) of the definition of the term "Prepayment Event", no net

                                                                              23

proceeds (calculated in the manner provided in the immediately preceding sentence) received in respect of any single transaction or series of related transactions shall constitute "Net Proceeds" unless such net proceeds shall exceed $2,000,000 (in which case the entire amount of net proceeds from such transaction or series of related transactions shall constitute "Net Proceeds").

         "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and the Subsidiaries as of such date (excluding cash and
Permitted Investments) minus (b) the consolidated current liabilities of the
Borrower and the Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

         "Non-Regulation S-X Adjustments" has the meaning assigned to such term in the definition of "Pro Forma Basis".

         "Non-Specified Restructuring Charges" means any non-recurring
Restructuring Charges that do not constitute Specified Charges.

         "Obligations" has the meaning assigned to such term in the Collateral
Agreement.

         "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan
Document.

         "Participant" has the meaning set forth in Section 9.04.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Perfection Certificate" means a certificate in the form of Exhibit D or any other form approved by the Collateral Agent.

         "Permitted Acquisition" means any acquisition by the Borrower or any wholly owned Subsidiary of all the outstanding Equity Interests in, all or substantially all the assets of, or all or substantially all the assets constituting a business unit, division, product line or line of business of, a
Person if (a) such acquisition was not preceded by, or consummated pursuant to, a hostile offer (including a proxy contest), (b) no Default has occurred and is continuing or would result therefrom, (c) all transactions related thereto are consummated in accordance with applicable laws, (d) immediately after giving effect to such acquisition, any acquired or newly formed Subsidiary that is a
Domestic Subsidiary is designated as a Subsidiary Loan Party hereunder and all actions required to be taken with respect to such acquired or newly formed
Subsidiary and any assets acquired in such acquisition under Sections 5.12 and
5.13 shall have been taken, (e) on a Pro Forma Basis, as of the last day of the most recently ended fiscal quarter of

                                                                              24

the Borrower for which financial statements are available, (i) the Borrower shall be in compliance with the covenants contained in Sections 6.12 and 6.13,
(ii) the Leverage Ratio shall be less than 4.50 to 1.00 and (iii) the Senior
Leverage Ratio shall be less than 3.00 to 1.00, provided that the Borrower shall not be required to comply with the terms of this clause (e) in connection with any acquisition to the extent that the aggregate purchase price payable by the
Borrower and its Subsidiaries in respect of such acquisition, taken together with the aggregate purchase price paid by the Borrower and its Subsidiaries in respect of all other acquisitions consummated without complying with the terms of this clause (e), does not exceed $25,000,000, (f) the business of such Person or such assets, as applicable, constitute a business permitted by Section
6.03(b), (g) immediately before and after such Permitted Acquisition, the aggregate Revolving Commitments exceed the aggregate Revolving Exposures by not less than $50,000,000 and (h) the Borrower has delivered to the Administrative
Agent a certificate of a Financial Officer to the effect set forth in clauses
(a), (b), (c), (d), (e), (f) and (g) above, together with all relevant financial information for the Person or assets to be acquired. For purposes of Section
6.04(a) and Section 6.04(p), the purchase price in respect of any Permitted
Acquisition shall be deemed to include (i) the principal amount of Indebtedness that is assumed in connection with such Permitted Acquisition and (ii) the
Borrower's good faith estimate (as of the date of consummation of such Permitted
Acquisition) of the aggregate amount that will be payable by the Borrower and its Subsidiaries pursuant to any post-closing payment adjustments or earn-outs with respect to such Permitted Acquisition (provided that the Borrower and its
Subsidiaries shall only be permitted to make any such post-closing adjustment payment or earn-out payment to the extent that, on a Pro Forma Basis, as of the last day of the fiscal quarter most recently ended prior to the date of such payment and for which financial statements are available, (A) the Borrower is in compliance with the covenants contained in Sections 6.12 and 6.13, (B) the
Leverage Ratio shall be less than 4.50 to 1.00 and (C) the Senior Leverage Ratio shall be less than 3.00 to 1.00).

         "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes, rates, assessments or
         other governmental charges that are not yet due or are being contested in compliance with Section 5.05;

                  (b) carriers', warehousemen's, mechanics', materialmen's,
         repairmen's, suppliers' and other like Liens imposed by law (including
         Liens of customs and revenue authorities to secure customs duties in connection with the importation of goods), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section
         5.05;

                  (c) pledges and deposits made in the ordinary course of
         business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                                                                              25

                  (d) deposits to secure the performance of bids, trade
         contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not
         constitute an Event of Default under paragraph (k) of Section 7.01;

                  (f) easements, zoning restrictions, rights-of-way, minor
         defects or irregularities of title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the
         Borrower or any Subsidiary; and

                  (g) landlords' and lessors' and other like Liens in respect of rent not in default,

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Holder" means (i) the Sponsor and any Affiliate of the
Sponsor that is neither an operating company nor a company controlled by an operating company and (ii) any general partner of any of the foregoing.

         "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from
         Moody's;

                  (c) investments in certificates of deposit, banker's
         acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of
         America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c)
         above; and

                                                                              26

                  (e) money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.

         "Permitted Joint Venture" means any joint venture (a) in which the
Borrower or any Subsidiary holds an Equity Interest that represents less than
80% of the ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in such joint venture and (b) that is engaged in a business permitted under Section 6.03(b), including the Existing
Joint Ventures.

         "Permitted Quinton Hazell Joint Venture" has the meaning set forth in the definition of "Quinton Hazell Disposition".

         "Permitted Securitization" means any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the "Related Assets") (i) to a trust, partnership, corporation or other Person (other than the Borrower or any
Subsidiary other than a SPE Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (ii) directly to one or more investors or other purchasers (other than the Borrower or any Subsidiary), it being understood that a Permitted Securitization may involve (A) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein (such as a sale, conveyance or other transfer to an SPE
Subsidiary followed by a pledge of the transferred Receivables and Related
Assets to secure Indebtedness incurred by the SPE Subsidiary), and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Securitization, and (B) periodic transfers or pledges of
Receivables and/or revolving transactions in which new Receivables and Related
Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, provided that any such transactions shall provide for recourse to such
Subsidiary (other than any SPE Subsidiary) or the Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of other customary securitization undertakings in the jurisdiction relevant to such transactions. The Effective Date Receivables
Securitization shall constitute a Permitted Securitization.

                                                                              27

         The "amount" or "principal amount" of any Permitted Securitization shall be deemed at any time to be (1) the aggregate principal or stated amount of the Indebtedness, fractional undivided interests (which stated amount may be described as a "net investment" or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Securitization, in each case outstanding at such time, or (2) in the case of any Permitted Securitization in respect of which no such
Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer in connection with its purchase of Receivables less the amount of collections received by the Borrower or any Subsidiary in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest. Each Lender authorizes the Administrative Agent to enter into an intercreditor agreement in respect of each Permitted Securitization from time to time in effect and to take all actions it deems appropriate or necessary in connection with any such intercreditor agreement.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental
Authority or other entity.

         "Plan" means any employee pension benefit plan subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and
in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an
"employer" as defined in Section 3(5) of ERISA.

         "Prepayment Event" means:

                  (a) any sale, transfer or other disposition of any property or asset of Intermediate Holdings, the Borrower or any Subsidiary, other than dispositions described in clauses (a), (b), (c), (d), (e), (f),
         (h), (i), (k) and (l) of Section 6.05; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Intermediate Holdings, the Borrower or any
         Subsidiary; or

                  (c) the incurrence by Intermediate Holdings, the Borrower or any Subsidiary of any Indebtedness pursuant to Section 6.01(a)(xiii)
         (other than amounts funded under the Effective Date Receivables
         Securitization on the Effective Date and thereafter, up to a maximum amount of $100,000,000) or Section 6.01(a)(xv) or any Indebtedness not
         permitted under Section 6.01 or by the Required Lenders pursuant to
         Section 9.02 (it being understood that the transfer of Receivables in connection with the establishment of a Permitted Securitization (and any subsequent transfer of Receivables that results in an increase in the aggregate funded amount of any Permitted Securitization over the greatest aggregate funded amount previously outstanding thereunder)
         shall be treated hereunder as an incurrence of Indebtedness).

                                                                              28

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect for dollars at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Pro Forma Basis" means, with respect to the calculation of any
Financial Ratio (to the extent calculation of such Financial Ratio is required on a "Pro Forma Basis" pursuant to the terms of this Agreement) for any period of four consecutive fiscal quarters (the "Reference Period"):

                  (a) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition, Asset
         Disposition or Discontinuation, in either case that occurred during such Reference Period (or, in the case of any determination made pursuant to the definition of the term "Permitted Acquisition" or
         Section 2.20, or pursuant to Section 6.01(a)(xii) or Section
         6.08(a)(vi), occurring during such Reference Period or thereafter and through and including the date of the applicable Permitted Acquisition,
         Incremental Extension of Credit, issuance of Additional Senior
         Subordinated Notes or Restricted Payment, as the case may be), as if such Permitted Acquisition, Asset Disposition or Discontinuation
         occurred on the first day of such Reference Period; and

                  (b) in making any determination of Total Indebtedness or
         Consolidated Cash Interest Expense, pro forma effect shall be given to any incurrence, repayment or assumption of Indebtedness that occurred during such Reference Period and (i) in the case of any determination made pursuant to the definition of the term "Permitted Acquisition", occurring thereafter and through and including the date of the applicable Permitted Acquisition (including in connection with such
         Permitted Acquisition), (ii) in the case of any determination made pursuant to Section 2.20, occurring thereafter and through and including the date of the applicable Incremental Extension of Credit
         (including in connection with such Incremental Extension of Credit),
         (iii) in the case of any determination made pursuant to Section
         6.01(a)(xii), occurring thereafter and through and including the date of the applicable issuance of Additional Senior Subordinated Notes
         (including such issuance of Additional Senior Subordinated Notes) or
         (iv) in the case of any determination made pursuant to Section
         6.08(a)(vi), occurring thereafter and through and including the date of the applicable Restricted Payment (including in connection with such
         Restricted Payment), in each case as if such incurrence, repayment or assumption of Indebtedness occurred on the first day of such Reference
         Period,

in each case with such pro forma adjustments (i) as would be permitted to be reflected in pro forma financial information complying with the requirements of
Article 11 of Regulation S-X under the Securities Act (and the interpretations of the SEC thereunder) and (ii) that represent cost savings reasonably expected by such Financial Officer to be realized within 12 months of the consummation of the applicable Permitted Acquisition, Asset Disposition or Discontinuation (the
adjustments described in this clause (ii) being

                                                                              29

referred to herein as "Non-Regulation S-X Adjustments"), in each case to the extent reflected in a certificate of a Financial Officer (with appropriate information and calculations in reasonable detail supporting such adjustments)
delivered to the Administrative Agent. For purposes of calculating Consolidated
EBITDA for the fiscal quarter ending December 31, 2004, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the Acquisition as if it were a Permitted Acquisition.

         For purposes of clause (b) above, if any Indebtedness the incurrence, repayment or assumption of which is being given pro forma effect bears interest at a floating rate, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Reference Period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).

         "Purchase Agreement" has the meaning set forth in the preamble to this
Agreement.

         "Purchase Price" has the meaning set forth in the preamble to this
Agreement.

         "Quinton Hazell Disposition" means the sale, transfer or disposition
(including by way of merger, consolidation, sale of capital stock or sale of assets) of all or substantially all of the Quinton Hazell operations of the
Borrower and the Subsidiaries, including any such sale, transfer or disposition in connection with the creation of a Permitted Joint Venture engaged in such operations (a "Permitted Quinton Hazell Joint Venture").

         "Receivables" means accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance).

         "Register" has the meaning set forth in Section 9.04.

         "Related Assets" has the meaning set forth in the definition of
"Permitted Securitization".

         "Related Parties" means, with respect to any specified Person, such
Person's Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person's Affiliates.

         "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

         "Remaining Present Value" means, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with

                                                                              30

respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

         "Required Lenders" means, at any time, Lenders having Revolving
Exposures, Tranche B Term Loans, Loans in respect of Incremental Extensions of
Credit, if any, and unused Commitments representing more than 50% of the aggregate Revolving Exposures, outstanding Tranche B Term Loans, outstanding
Loans in respect of Incremental Extensions of Credit, if any, and unused
Commitments at such time.

         "Requirement of Law" means, with respect to any Person, (i) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (ii) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in
Intermediate Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Intermediate Holdings, the
Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Intermediate Holdings, the Borrower or any Subsidiary.

         "Restructuring Charges" means charges in respect of restructurings, plant closings, headcount reductions or other similar actions, including severance charges in respect of employee terminations.

         "Retained Excess Cash Flow" means, with respect to any fiscal year ended after the Effective Date, the amount of Excess Cash Flow for such fiscal year that the Borrower was not required to use to prepay Tranche B Term
Borrowings pursuant to Section 2.11(d).

         "Revolving Availability Period" means the period from and including the
Effective Date to but excluding the earlier of (a) the Revolving Maturity Date and (b) the date of termination of the Revolving Commitments.

         "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender's
Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule
2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving

                                                                              31

Commitment, as applicable. The initial aggregate amount of the Lenders'
Revolving Commitments is $125,000,000.

         "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its
LC Exposure and Swingline Exposure at such time.

         "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving
Exposure.

         "Revolving Loan" means a Loan made pursuant to clause (b) of Section
2.01.

         "Revolving Maturity Date" means November 30, 2010.

         "S&P" means Standard & Poor's Ratings Group, Inc.

         "Sale and Leaseback Transaction" has the meaning set forth in Section
6.06.

         "SEC" means the Securities and Exchange Commission or any Governmental
Authority succeeding to any of its principal functions.

         "Secured Party" means each applicable "Secured Party", as defined in any applicable Security Document.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

         "Security Documents" means the Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

         "Senior Leverage Ratio" means, on any date, the ratio of (a) Total
Senior Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date), provided that, to the extent the Borrower or any Subsidiary makes any Permitted
Acquisition, Asset Disposition or Discontinuation during the period of four fiscal quarters of the Borrower most recently ended, the Senior Leverage Ratio for such period shall be calculated on a Pro Forma Basis.

         "Senior Subordinated Notes" means the 9% Senior Subordinated Notes due
2014 to be issued by the Borrower on or prior to the Effective Date in the aggregate principal amount of $300,000,000 and the Indebtedness represented thereby.

                                                                              32

         "Senior Subordinated Notes Documents" means the indenture dated as of
November 30, 2004, among the Borrower, the Subsidiaries listed therein and
Wilmington Trust Company, as trustee, in respect of the Senior Subordinated
Notes and all other instruments, agreements and other documents evidencing or governing the Senior Subordinated Notes or providing for any Guarantee or other right in respect thereof.

         "Sources and Uses Table" has the meaning set forth in Section 4.01(m).

         "Specified Charges" means (a) non-recurring Restructuring Charges related to the operations of the Borrower and the Subsidiaries (including the charges relating to the planned restructuring of the brake and chassis operations of the Borrower and the Subsidiaries previously disclosed to the
Lenders) and (b) incremental expenditures incurred in connection with change-over inventory acquisitions, provided that (i) such charges and expenses are paid or otherwise accounted for within 18 months of the Effective Date, (ii)
the aggregate amount of expenses described in clause (b) of this definition shall not exceed $7,500,000 and (iii) the aggregate amount of Specified Charges shall not exceed $42,500,000.

         "SPE Subsidiary" means any wholly owned Subsidiary formed solely for the purpose of, and that engages only in, one or more Permitted Securitizations.
Affinia Receivables is an SPE Subsidiary for purposes of the Effective Date
Receivables Securitization.

         "Sponsor" means The Cypress Group L.L.C.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the bank serving as the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding
(currently referred to as "Eurocurrency Liabilities" in Regulation D of the
Board). Such reserve percentages shall include those imposed pursuant to such
Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The
Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Debt" means the Senior Subordinated Notes and the
Additional Senior Subordinated Notes, and the Indebtedness represented thereby.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability

                                                                              33

company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

         "Subsidiary" means any subsidiary of the Borrower, other than any
Permitted Joint Venture and other than Beck/Arnley Worldparts Corp.

         "Subsidiary Loan Party" means any Domestic Subsidiary, other than any
SPE Subsidiary and any Domestic Subsidiary listed on Schedule 1.01(d).

         "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

         "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any
Lender at any time shall be its Applicable Percentage of the aggregate Swingline
Exposure at such time.

         "Swingline Borrowing Request" means a request by the Borrower for a
Swingline Borrowing in accordance with Section 2.04, provided that a written
Swingline Borrowing Request shall be substantially in the form of Exhibit E-2, or such other form as shall be approved by the Administrative Agent and the
Swingline Lender.

         "Swingline Lender" means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" means a Loan made pursuant to Section 2.04.

         "Tax Distribution" means, in the event that Holdings, Intermediate
Holdings and the Borrower become pass-through or disregarded entities for U.S.
federal income tax purposes, a distribution to Holdings to the extent the proceeds of such distribution are distributed to the holders of Equity Interests of Holdings in any taxable year to enable such holders to pay their Tax liability on their respective shares of cumulative taxable income attributable to Holdings for such year.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental
Authority.

         "Total Indebtedness" means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such

                                                                              34

date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis, provided that, for purposes of clause (b) above, the term "Indebtedness" shall not include contingent obligations of the Borrower or any Subsidiary as an account party or applicant in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness, minus (c) the aggregate amount of cash and Permitted
Investments of the Borrower and the Subsidiaries as of such date with respect to which the Collateral Agent has a valid and enforceable security interest, prior and superior to the rights of any other Person, except for rights secured by
Liens permitted by Section 6.02, provided that the aggregate amount of cash and
Permitted Investments permitted to be included in this clause (c) shall not exceed $40,000,000.

         "Total Senior Indebtedness" means, as of any date, (a) Total
Indebtedness as of such date minus (b) the portion of Total Indebtedness as of such date represented by Subordinated Debt or that is otherwise expressly subordinated to the Obligations.

         "Tranche B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b)
reduced or increased from time to time pursuant to assignments by or to such
Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B
Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $350,000,000.

         "Tranche B Lender" means a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

         "Tranche B Maturity Date" means November 30, 2011.

         "Tranche B Term Loan" means a Loan made pursuant to clause (a) of
Section 2.01.

         "Transaction Costs" has the meaning set forth in the preamble to this
Agreement.

         "Transactions" means (a) the Acquisition and the other transactions contemplated by the Acquisition Documents, (b) the Equity Contribution, (c) the
execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (d) the execution, delivery and performance by each Loan Party of the Senior Subordinated Notes
Documents to which it is to be a party,

                                                                              35

the issuance of the Senior Subordinated Notes and the use of the proceeds thereof and (e) the payment of the Transaction Costs.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such
Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate
Base Rate.

         "USA Patriot Act" means the USA Patriot Act (Title III of Pub. L.
107-56 (signed into law October 26, 2001)).

         "VAT" means any value added Tax, goods and services Tax, sales or turnover Tax or similar Tax, including such Tax as may be imposed by the Sixth
Council Directive of the European Communities and national legislation implementing or supplemental to that directive.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in ERISA.

         "Working Capital Payment" has the meaning set forth in the preamble to this Agreement.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a
"Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
(e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a
"Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving
Borrowing").

         SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will"
shall be construed to have the same meaning and effect as the word "shall".
Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles,
Sections, Exhibits and Schedules shall be construed to refer to Articles and
Sections of, and Exhibits and Schedules to, this Agreement and (e) the words
"asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                                                              36

         SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the
Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

         SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche B Term Loan to the
Borrower on the Effective Date in a principal amount not exceeding its Tranche B
Commitment and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's
Revolving Commitment, provided that the aggregate amount of Revolving Loans made on the Effective Date may not exceed $20,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts prepaid or repaid in respect of Tranche B Term Loans may not be reborrowed.

         SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a
Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to Section 2.14, each Revolving Borrowing and Tranche B
Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings or Eurodollar
Borrowings with an Interest Period of one month's duration. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic (or, if it does not result in any increased costs to the
Borrower, foreign) branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the
Borrower to repay such Loan in accordance with the terms of this Agreement.

                                                                              37

         (c) At the commencement of each Interest Period for any Eurodollar
Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR
Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than
$100,000. Borrowings of more than one Type and Class may be outstanding at the same time. There shall not at any time be more than a total of 15 Eurodollar
Borrowings outstanding. Notwithstanding anything to the contrary herein, an ABR
Revolving Borrowing or Swingline Loan may be in an aggregate amount (i) that is equal to the entire unused balance of the aggregate Revolving Commitments or
(ii) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any
Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Tranche B Maturity Date, as applicable.

         SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Tranche B Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than
12:00 noon, New York City time, one Business Day before the date of the proposed
Borrowing, provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section
2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the
Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) whether the requested Borrowing is to be a Revolving
         Borrowing or a Tranche B Term Borrowing;

                  (ii) the aggregate amount of such Borrowing;

                  (iii) the date of such Borrowing, which shall be a Business
         Day;

                  (iv) whether such Borrowing is to be an ABR Borrowing or a
         Eurodollar Borrowing;

                  (v) in the case of a Eurodollar Borrowing, the initial
         Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                                                                              38

                  (vi) the location and number of the Borrower's account to
         which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested
Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the
Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the
Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i)
the aggregate principal amount of outstanding Swingline Loans exceeding
$20,000,000 or (ii) the aggregate Revolving Exposures exceeding the aggregate
Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the
Borrower may borrow, prepay and reborrow Swingline Loans.

         (b) To request a Swingline Loan, the Borrower shall notify the
Administrative Agent of such request by telephone (confirmed by a Swingline
Borrowing Request by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice and Swingline Borrowing
Request shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The
Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each
Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower maintained with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m.,
New York City time, on the requested date of such Swingline Loan.

         (c) The Swingline Lender may by written notice given to the
Administrative Agent not later than 12:00 noon, New York City time, on any
Business Day require the Revolving Lenders to acquire participations on such
Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans.
Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline
Loan or Swingline Loans. Each Revolving Lender

                                                                              39

acknowledges and agrees that its obligation to acquire participations in
Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such
Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the
Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the
Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the
Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative
Agent shall be promptly remitted by the Administrative Agent to the Revolving
Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or to the
Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

         SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of
Credit for its own account, in a form reasonably acceptable to the
Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the
Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing
Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of
Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such

                                                                              40

Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $40,000,000 and (ii)
the aggregate Revolving Exposures shall not exceed the aggregate Revolving
Commitments.

         (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

         (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such
Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e)
of this Section, or of any reimbursement payment required to be refunded to the
Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of
Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any
Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC
Disbursement by paying to the Administrative Agent an amount equal to such LC
Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives notice of such LC
Disbursement, provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR
Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly

                                                                              41

following receipt of such notice, each Revolving Lender shall pay to the
Administrative Agent its Applicable Percentage of the payment then due from the
Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent
shall promptly pay to the Issuing Bank the amounts so received by it from the
Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that
Revolving Lenders have made payments pursuant to this paragraph to reimburse the
Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of
ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

         (f) Obligations Absolute. The Borrower's obligation to reimburse LC
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of
Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of
Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their
Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the
Issuing Bank, provided that the foregoing shall not be construed to excuse the
Issuing Bank from liability to the Borrower to the extent of any direct damages
(as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law)
suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance

                                                                              42

with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such
Letter of Credit.

         (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the
Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC
Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the
Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section.

         (h) Interim Interest. If the Issuing Bank shall make any LC
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC
Disbursement, at the rate per annum then applicable to ABR Revolving Loans, provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply.
Interest accrued pursuant to this paragraph shall be for the account of the
Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the
Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. Any successor Issuing Bank must be a Lender or an Affiliate of a Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing
Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this
Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the
Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been

                                                                              43

accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Collateral
Agent, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (h) or (i) of Section 7.01. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section
2.11(b). Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this
Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits (which investments shall be made (i) at the option and sole discretion of (A) for so long as an Event of
Default shall be continuing, the Administrative Agent and (B) at any other time, the Borrower, (ii) in Permitted Investments and (iii) at the Borrower's risk and expense), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC
Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC
Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the
Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business
Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral pursuant to this paragraph as required by Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with
Section 2.11(b) and no Event of Default shall have occurred and be continuing.

         SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each
Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the
Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York
City and designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC
Disbursement as provided in Section 2.05(e) shall be remitted by the
Administrative Agent to the Issuing Bank.

                                                                              44

         (b) Unless the Administrative Agent shall have received notice from a
Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such
Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative
Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the
Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and
Tranche B Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as designated by Section 2.03. Thereafter, the Borrower may elect to convert such
Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate
Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

         (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a
Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest
Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election
Request signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request
         applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                                                                              45

                  (ii) the effective date of the election made pursuant to such
         Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR
         Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the
         Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the
Administrative Agent shall advise each Lender of the details thereof and of such
Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR
Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of
Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar
Borrowing shall be converted to an ABR Borrowing at the end of the Interest
Period applicable thereto.

         SECTION 2.08. Termination and Reduction of Commitments. (a) Unless
previously terminated, (i) the Tranche B Commitments shall terminate at 5:00
p.m., New York City time, on the Effective Date and (ii) the Revolving
Commitments shall terminate on the Revolving Maturity Date.

         (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the
Commitments of any Class shall be in an amount that is an integral multiple of
$1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the Revolving Commitments) and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving
Exposures would exceed the aggregate Revolving Commitments.

         (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the

                                                                              46

Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the
Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the
Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

         SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower
hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent
for the account of each Lender the then unpaid principal amount of each Tranche
B Term Loan of such Lender as provided in Section 2.10 and (iii) to the
Swingline Lender the then unpaid principal amount of each Swingline Loan on the
Revolving Maturity Date, provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each
Lender hereunder and (iii) the amount of any sum received by the Administrative
Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the
Loans evidenced by such promissory note and interest thereon shall at all times
(including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form

                                                                              47

payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.10. Amortization of Tranche B Term Loans. (a) Subject to
adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay
Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.10(c)):

         ----------------------------------------------------------------
         Date                                                     Amount
         ----                                                     ------
         ----------------------------------------------------------------
         March 31, 2005                                         $875,000
         ----------------------------------------------------------------
         June 30, 2005                                          $875,000
         ----------------------------------------------------------------
         September 30, 2005                                     $875,000
         ----------------------------------------------------------------
         December 30, 2005                                      $875,000
         ----------------------------------------------------------------
         March 31, 2006                                         $875,000
         ----------------------------------------------------------------
         June 30, 2006                                          $875,000
         ----------------------------------------------------------------
         September 29, 2006                                     $875,000
         ----------------------------------------------------------------
         December 29, 2006                                      $875,000
         ----------------------------------------------------------------
         March 30, 2007                                         $875,000
         ----------------------------------------------------------------
         June 29, 2007                                          $875,000
         ----------------------------------------------------------------
         September 28, 2007                                     $875,000
         ----------------------------------------------------------------
         December 31, 2007                                      $875,000
         ----------------------------------------------------------------
         March 31, 2008                                         $875,000
         ----------------------------------------------------------------
         June 30, 2008                                          $875,000
         ----------------------------------------------------------------
         September 30, 2008                                     $875,000
         ----------------------------------------------------------------
         December 31, 2008                                      $875,000
         ----------------------------------------------------------------
         March 31, 2009                                         $875,000
         ----------------------------------------------------------------
         June 30, 2009                                          $875,000
         ----------------------------------------------------------------
         September 30, 2009                                     $875,000
         ----------------------------------------------------------------
         December 31, 2009                                      $875,000
         ----------------------------------------------------------------
         March 31, 2010                                         $875,000
         ----------------------------------------------------------------
         June 30, 2010                                          $875,000
         ----------------------------------------------------------------
         September 30, 2010                                     $875,000
         ----------------------------------------------------------------
         December 31, 2010                                      $875,000
         ----------------------------------------------------------------
         March 31, 2011                                         $875,000
         ----------------------------------------------------------------
         June 30, 2011                                          $875,000
         ----------------------------------------------------------------
         September 30, 2011                                     $875,000
         ----------------------------------------------------------------
         November 30, 2011                                  $326,375,000
         ----------------------------------------------------------------

         (b) To the extent not previously paid, all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date.

         (c) Any prepayment of a Tranche B Term Borrowing shall be applied (i)
in the case of prepayments made pursuant to Section 2.11(a), to reduce the remaining scheduled repayments of Tranche B Borrowings pursuant to this Section as directed by the Borrower and (ii) in the case of prepayments made pursuant to
Section 2.11(c) or Section 2.11(d), (A) first, to reduce, in direct order of maturity, the scheduled repayments

                                                                              48

of the Tranche B Term Borrowings to be made pursuant to this Section on the four consecutive scheduled payment dates next following the date of such prepayment unless and until each such scheduled repayment has been eliminated as a result of reductions hereunder and (B) second, to reduce ratably the remaining scheduled repayments of the Tranche B Term Borrowings.

         (d) Prior to any repayment of any Tranche B Term Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of
Tranche B Term Borrowings shall be accompanied by accrued interest on the amount repaid.

         SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

         (b) In the event and on such occasion that the aggregate Revolving
Exposures exceeds the aggregate Revolving Commitments, the Borrower shall prepay
Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Collateral Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

         (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Intermediate Holdings, the Borrower or any
Subsidiary in respect of any Prepayment Event, the Borrower shall, promptly after such Net Proceeds are received by Intermediate Holdings, the Borrower or such Subsidiary, prepay Tranche B Term Borrowings in an aggregate amount equal to 100% of such Net Proceeds, provided that in the case of any event described in clauses (a) or (b) of the definition of the term "Prepayment Event", if the
Borrower shall deliver to the Administrative Agent a certificate of a Financial
Officer to the effect that the Borrower and the Subsidiaries intend to apply the
Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to acquire real property, equipment or other assets (excluding inventory) to be used in the business of the Borrower and the Subsidiaries or to make Permitted Acquisitions, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net
Proceeds specified in such certificate, except to the extent of any such Net
Proceeds therefrom that have not been so applied by the end of such 360-day period, at which time a prepayment shall be required in an amount equal to such
Net Proceeds that have not been so applied.

         (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2005, the Borrower shall prepay Tranche
B Term Borrowings in an aggregate amount equal to (i) 75% of Excess Cash Flow during such fiscal year for any fiscal year for which the Leverage Ratio at the end of such fiscal year is greater than or equal to 4.25 to 1.00, (ii) 50% of
Excess Cash Flow during such

                                                                              49

fiscal year for any fiscal year for which the Leverage Ratio at the end of such fiscal year is less than 4.25 to 1.00 and greater than or equal to 3.25 to 1.00,
(iii) 25% of Excess Cash Flow during such fiscal year for any fiscal year for which the Leverage Ratio at the end of such fiscal year is less than 3.25 to
1.00 and greater than or equal to 2.50 to 1.00 and (iv) 0% of Excess Cash Flow for any fiscal year for which the Leverage Ratio at the end of such fiscal year is less than 2.50 to 1.00. Each prepayment pursuant to this paragraph shall be made no later than five days after the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which
Excess Cash Flow is being calculated (and in any event within 95 days after the end of such fiscal year).

         (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

         (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone
(confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the
Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

         SECTION 2.12. Fees. (a) The Borrower agrees to pay to the
Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate equal to 0.50% per annum on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the aggregate
Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears in respect of the Revolving Commitments, on the last Business Day of
March, June, September and December of each year and on the date on which the
Revolving Commitments terminate,

                                                                              50

commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving
Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender
(and the Swingline Exposure of such Lender shall be disregarded for such purpose).

         (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable
Rate used to determine the interest rate applicable to Eurodollar Revolving
Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such
Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at a rate equal to 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the
Effective Date to but excluding the later of the date of termination of the
Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the Revolving
Commitments terminate and any such fees accruing after the date on which the
Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within
10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

         (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing
Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

         SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing
(including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                                                                              51

         (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

         (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

         (d) Accrued interest on each Loan shall be payable by the Borrower in arrears on each Interest Payment Date for such Loan and, in the case of
Revolving Loans, upon termination of the Revolving Commitments, provided that
(i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving
Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current
Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) All interest hereunder shall be computed on the basis of a year of
360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or
Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such
         Interest Period; or

                  (b) the Administrative Agent is advised by the Required
         Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest
         Period;

then the Administrative Agent shall give notice thereof to the Borrower and the
Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances

                                                                              52

giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any
Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any
Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing
         Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or
         Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such
Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the
Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the
Issuing Bank hereunder (whether of principal, interest or otherwise), then the
Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing
Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the
Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing
Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this
Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

                                                                              53

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing
Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor, provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an
Interest Period applicable thereto (including as a result of an Event of
Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Tranche B Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the
Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any
Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO
Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this
Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other
Taxes, provided that if the Borrower shall be required to deduct any Indemnified
Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the
Administrative Agent, Lender or Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii)
the Borrower shall make such deductions and (iii) the

                                                                              54

Borrower shall pay the full amount deducted to the relevant Governmental
Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant
Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the
Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its
own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

         (d) As soon as reasonably practicable after any payment of Indemnified
Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower
shall deliver to the Administrative Agent the original or a certified copy of a receipt (or if an original or certified copy is not available, such other documentation as shall be reasonably satisfactory to the Administrative Agent)
issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the
Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, each Foreign Lender shall deliver such documentation from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent and promptly upon notice of the Borrower of the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall notify the Borrower as soon as reasonably practicable after it acquires actual knowledge that it is no longer in a position to provide any previously delivered certificate to the
Borrower (or any other forms of certification adopted by the U.S. taxing authorities for such purpose).

         (f) If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any
Indemnified Taxes or Other Taxes as to which it has been indemnified by the
Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower
(but only to the extent of indemnity payments made, or

                                                                              55

additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns
(or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

         SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of
Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the
Administrative Agent, be deemed to have been received on the next succeeding
Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New
York, New York, except payments to be made directly to the Issuing Bank or
Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC
Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC
Disbursements then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its

                                                                              56

Revolving Loans, Tranche B Term Loans or participations in LC Disbursements or
Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value)
participations in the Revolving Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Tranche B Term Loans and participations in LC
Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this
Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the
Borrower prior to the date on which any payment is due to the Administrative
Agent for the account of the Lenders or the Issuing Bank hereunder that the
Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the
Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(a), 2.18(d) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the
Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                                       57

         SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If
any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental
Authority for the account of any Lender pursuant to Section 2.17, then such
Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such
Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.15, or if the
Borrower is required to pay any additional amount to any Lender or any
Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the
Borrower may, at its sole expense and effort, upon notice to such Lender and the
Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another
Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline
Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii)
in the case of any such assignment resulting from a claim for compensation under
Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments.
A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         SECTION 2.20. Incremental Extensions of Credit. At any time prior to the Tranche B Maturity Date, subject to the terms and conditions set forth herein, the Borrower may at any time and from time to time, by notice to the
Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such notice to each of the Lenders), request to add additional term loans (the "Incremental Extensions of Credit") in minimum principal amounts of
$25,000,000, provided that immediately prior to and after giving effect to any
Incremental Facility Amendment (as defined below), (a) no Default has occurred or is continuing or shall result therefrom and (b) on a Pro Forma Basis, as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, (i) the Borrower shall be in compliance with the covenants contained in Sections 6.12 and 6.13, (ii) the Leverage Ratio shall be less

                                                                              58

than 4.50 to 1.00 and (iii) the Senior Leverage Ratio shall be less than 3.00 to
1.00. The Incremental Extensions of Credit (a) shall be in an aggregate principal amount not exceeding $225,000,000 (provided that at no time may the sum of (x) the aggregate principal amount of Incremental Extensions of Credit made pursuant to this Section 2.20 and (y) the aggregate principal amount of
Additional Senior Subordinated Notes issued pursuant to Section 6.01(a)(xii) and outstanding at such time exceed $350,000,000), (b) shall rank pari passu or junior in right of payment and right of security in respect of the Collateral with the Tranche B Term Loans and (c) other than amortization, pricing and maturity date, shall have the same terms as the Tranche B Term Loans as in effect immediately prior to the effectiveness of the applicable Incremental
Facility Amendment, provided that (i) if the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental
Extensions of Credit) relating to the Incremental Extensions of Credit exceed the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Tranche B
Lenders) relating to the Tranche B Term Loans by more than 0.25%, the Applicable
Rate relating to the Tranche B Term Loans shall be adjusted to be equal to the
Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Extensions of Credit) relating to the applicable
Incremental Extensions of Credit minus 0.25%, (ii) the Incremental Extensions of
Credit shall not have a final maturity date earlier than the Tranche B Maturity
Date and (iii) the Incremental Extensions of Credit shall not have a weighted average life that is shorter than that of the then-remaining weighted average life of the Tranche B Term Loans. The Borrower shall offer each Tranche B Lender the opportunity to provide any requested Incremental Extension of Credit, provided that no Tranche B Lender shall be obligated to provide any Incremental
Extension of Credit unless it so agrees. Any additional bank, financial institution, Tranche B Lender or other Person that elects to extend Incremental
Extensions of Credit shall be reasonably satisfactory to the Borrower and the
Administrative Agent (any such bank, financial institution, Tranche B Lender or other Person being called an "Additional Lender") and shall become a Lender under this Agreement, pursuant to an amendment (an "Incremental Facility
Amendment") to this Agreement, giving effect to the modifications permitted by this Section 2.20, and, as appropriate, the other Loan Documents, executed by the Borrower, each Additional Lender and the Administrative Agent. Commitments
in respect of Incremental Extensions of Credit shall be Commitments under this
Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan
Documents as may be necessary or appropriate, in the opinion of the
Administrative Agent, to effect the provisions of this Section 2.20 (including voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02). The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof (each, an "Incremental Facility Closing Date")
of each of the conditions set forth in Section 4.02 (it being understood that all references to "the date of such Borrowing" in such Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date). The proceeds of the
Incremental Extensions of Credit shall be used to make Domestic Permitted
Acquisitions (including payments of

                                                                              59

post-closing adjustments or earn-outs in connection therewith), to make investments and expenditures permitted under Sections 6.04(p), 6.14(d) and
6.14(e) and for general corporate purposes of the Borrower and the Subsidiaries
(provided that no more than 50% of the Net Proceeds of the Incremental
Extensions of Credit may be used for general corporate purposes of the Borrower and the Subsidiaries).

                                   ARTICLE III

                         Representations and Warranties

         Each of Intermediate Holdings and the Borrower represents and warrants to the Lenders that:

         SECTION 3.01. Organization; Power. Each of Intermediate Holdings, the
Borrower and the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its assets, to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c)
except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.02. Authorization; Enforceability. The Transactions to be
entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Intermediate Holdings and the
Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Intermediate Holdings, the
Borrower or such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any
Requirement of Law applicable to Intermediate Holdings, the Borrower, any of the
Subsidiaries or any Permitted Joint Venture, as applicable, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon Intermediate Holdings, the Borrower, any of the
Subsidiaries or any Permitted Joint Venture or any of their respective assets, or give rise to a right thereunder to require any payment to be made by
Intermediate Holdings, the Borrower, any of the Subsidiaries or any Permitted
Joint Venture or give rise to a right of, or result in, termination, cancelation or acceleration of

                                                                              60

any material obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of Intermediate Holdings, the Borrower, any of the Subsidiaries or any Permitted Joint Venture, except Liens created under the Loan Documents.

         SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The
Borrower has heretofore furnished to the Lenders (i) its combined balance sheet as of December 31, 2002, and December 31, 2003, (ii) its combined statements of income, stockholders' equity and cash flows for the fiscal years ended December
31, 2001, December 31, 2002, and December 31, 2003, in the case of clauses (i)
and (ii), reported on by PricewaterhouseCoopers LLP, independent public accountants, and (iii) its combined balance sheet and combined statements of income, stockholders' equity and cash flows as of and for the nine months ended
September 30, 2004 (and the comparable period for the prior fiscal year), as reviewed by PricewaterhouseCoopers LLP, independent public accounts, in accordance with Statement on Auditing Standards No. 100. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

         (b) The Borrower has heretofore furnished to the Lenders its pro forma combined balance sheet as of September 30, 2004, prepared giving effect to the
Transactions as if the Transactions had occurred on such date. Such pro forma combined balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the
Information Memorandum (which assumptions are believed by the Borrower to be reasonable at the time made available to the Lenders and as of the Effective
Date), (ii) subject to the assumptions and qualifications described in the
Information Memorandum, accurately reflects all adjustments necessary to give effect to the Transactions and (iii) presents fairly, in all material respects, the pro forma financial position of the Borrower and the Subsidiaries as of
September 30, 2004 as if the Transactions had occurred on such date.

         (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the
Disclosed Matters, after giving effect to the Transactions, none of Intermediate
Holdings, the Borrower or its Subsidiaries has, as of the Effective Date, any
material direct or contingent liabilities, unusual long-term commitments or material unrealized losses.

         (d) There has not been any event, development or circumstance that has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise) or results of operations of Intermediate Holdings, the Borrower and the
Subsidiaries, taken as a whole, since December 31, 2003.

         SECTION 3.05. Properties. (a) Each of Intermediate Holdings, the
Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its
Mortgaged Properties),

                                                                              61

except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted and as proposed to be conducted or to utilize such properties for their intended purposes.

         (b) Each of Intermediate Holdings, the Borrower and the Subsidiaries
owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by
Intermediate Holdings, the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by Intermediate Holdings, the Borrower or any of the
Subsidiaries as of the Effective Date after giving effect to the Transactions.

         (d) As of the Effective Date, neither Intermediate Holdings or the
Borrower nor any of the Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged
Property or any sale or disposition thereof in lieu of condemnation. Neither any
Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein, except as permitted by Sections 6.02 and 6.05.

         SECTION 3.06. Litigation and Environmental Matters. (a) There are no
actions, suits or proceedings by or before any arbitrator or Governmental
Authority pending against or, to the knowledge of Intermediate Holdings, the
Borrower or any Subsidiary, threatened against or affecting Intermediate
Holdings, the Borrower or any Subsidiary that could reasonably be expected, individually or in the aggregate, to (i) result in a Material Adverse Effect or
(ii) adversely affect in any material respect the ability of the Loan Parties to consummate the Transactions.

         (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Intermediate Holdings, the Borrower nor any Subsidiary (i) has failed to comply with any Environmental
Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any
Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental
Liability.

         SECTION 3.07. Compliance with Laws and Agreements. Each of Intermediate
Holdings, the Borrower and the Subsidiaries is in compliance with all material
Requirements of Law applicable to it or its property and all material indentures, agreements and other instruments binding upon it or its property. No
Default has occurred and is continuing.

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         SECTION 3.08. Investment and Holding Company Status. Neither
Intermediate Holdings, the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company
Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.09. Taxes. Each of Intermediate Holdings, the Borrower and
the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Intermediate Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of
the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.11. Disclosure. Neither the Information Memorandum nor any of
the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any
Lender in connection with the negotiation of this Agreement or any other Loan
Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, Intermediate
Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

         SECTION 3.12. Subsidiaries and Joint Ventures. Before giving effect to the Acquisition, Intermediate Holdings does not have any subsidiaries other than the Borrower and the Subsidiaries listed on Schedule 3.12(a). After giving effect to the Acquisition, Intermediate Holdings does not have any subsidiaries other than the Borrower, the Subsidiaries and the Controlled Joint Ventures
listed on Schedule 3.12(b) and Beck/Arnley Worldparts Corp. Schedule 3.12(b)
sets forth the name of, and the ownership interest of Intermediate Holdings in,
(a) each Subsidiary, including the Borrower (and identifies each Subsidiary that is a Subsidiary Loan Party), and (b) each joint venture in which Intermediate
Holdings, the Borrower or any Subsidiary holds an Equity Interest, in each case as of the Effective Date.

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         SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Intermediate Holdings, the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all
premiums due and payable in respect of such insurance have been paid.
Intermediate Holdings and the Borrower believe that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate.

         SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Intermediate Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Intermediate Holdings or the
Borrower, threatened. The hours worked by and payments made to employees of
Intermediate Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from
Intermediate Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Intermediate Holdings, the Borrower or any Subsidiary, on
account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Intermediate Holdings, the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Intermediate
Holdings, the Borrower or any Subsidiary is bound.

         SECTION 3.15. Solvency. Immediately after the consummation of the
Transactions to occur on the Effective Date (taking into account each Loan
Party's right to contribution and rights of subrogation) (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

         SECTION 3.16. Senior Indebtedness; Designated Senior Indebtedness. The
Obligations constitute "Senior Indebtedness" and "Designated Senior
Indebtedness" under and as defined in the Senior Subordinated Notes Documents
(and to the extent any Additional Senior Subordinated Notes are issued, the
Additional Senior Subordinated Notes Documents).

         SECTION 3.17. Collateral Matters. (a) Except as set forth on Schedule
3.17(a), when executed and delivered, the Collateral Agreement will be effective to create in favor of the Collateral Agent for the ratable benefit of the
Secured Parties a valid and enforceable security interest in the Collateral described therein and (i) when the Collateral described therein constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Collateral Agent thereunder together with undated

                                                                              64

instruments of transfer duly endorsed in blank, the Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, the
Collateral Agreement will constitute a fully perfected Lien on and security interest in all right, title and interest of the Loan Parties in the remaining
Collateral described therein to the extent perfection can be obtained by filing
Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens expressly permitted by
Section 6.02.

         (b) When executed and delivered, each Foreign Pledge Agreement will be effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a valid and enforceable security interest in the Collateral described therein and when the Collateral described therein constituting certificated securities is delivered to the Collateral Agent thereunder and the other actions, if any, specified in such Foreign Pledge Agreement are taken, such Foreign Pledge Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, prior to and superior in right to any other Person, except for rights secured by Liens expressly permitted by Section 6.02.

         (c) Each Mortgage, upon execution and delivery by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the
Secured Parties, a legal, valid and enforceable Lien on all the applicable mortgagor's right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified in Schedule 3.17(c), the Mortgages will constitute a fully perfected Lien on all right, title and interest of the mortgagors in the
Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person (but subject to Liens or other encumbrances for which exceptions are taken in the policies of title insurance delivered in respect of the Mortgaged Properties and subject to Liens permitted under Section 6.02).

         (d) Upon the timely and proper recordation of the Collateral Agreement
(or a memorandum incorporating such Agreement) with the United States Patent and
Trademark Office and the United States Copyright Office, as applicable, the Lien created under the Collateral Agreement will constitute a fully perfected Lien on all right, title and interest of the Loan Parties in the Intellectual Property
(as defined in the Collateral Agreement) in which a security interest may be perfected by filing with such agencies in the United States and its territories and possessions, in each case prior and superior in right to any other Person, subject to Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office may be
necessary to perfect a Lien on registered trademarks, registered patents, trademark applications and patent applications acquired by the Loan Parties after the Effective Date, and subsequent recordings in the United States
Copyright Office may be necessary to perfect a Lien on copyright registrations acquired by the Loan Parties after the Effective Date).

                                                                              65

         (e) Each Security Document other than the Collateral Agreement and the
Mortgages, when executed and delivered, will be effective under applicable law to create in favor of the Collateral Agent for the ratable benefit of the
Secured Parties a valid and enforceable security interest in the Collateral subject thereto, and will, upon the taking of any required action under applicable law to perfect each Lien, constitute a fully perfected Lien on and security interest in all right, title and interest of the Loan Parties in the
Collateral subject thereto, prior and superior to the rights of any other
Person, except for rights secured by Liens expressly permitted by Section 6.02.

         (f) As of the Effective Date, there does not exist any Subsidiary that is organized under the laws of the United States other than Subsidiary Loan
Parties, Affinia Receivables and the Domestic Subsidiaries listed on Schedule
1.01(d).

                                   ARTICLE IV

                                   Conditions

         SECTION 4.01. Effective Date. The obligations of the Lenders to make
Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the
         Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Simpson Thacher & Bartlett
         LLP, counsel for Intermediate Holdings and the Borrower, substantially in the form of Exhibit B-1, (ii) the chief legal officer of
         Intermediate Holdings and the Borrower, substantially in the form of
         Exhibit B-2, (iii) local counsel in each jurisdiction where a
         Subsidiary Loan Party is organized or a Mortgaged Property is located, in form and substance reasonably satisfactory to the Administrative
         Agent, and (iv) with respect to each jurisdiction identified on
         Schedule 4.01(a), foreign counsel of the Borrower or the Administrative
         Agent qualified in such jurisdictions in form and substance reasonably satisfactory to the Administrative Agent, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as
         the Administrative Agent shall reasonably request. Intermediate
         Holdings and the Borrower hereby request such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such
         documents and certificates as the Administrative Agent or its counsel may reasonably request

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         relating to the organization, existence and good standing of each Loan
         Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the
         Transactions, all in form and substance reasonably satisfactory to the
         Administrative Agent.

                  (d) The Administrative Agent shall have received a
         certificate, dated the Effective Date and signed by a Financial
         Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 (other than, with respect to paragraph (a) of Section 4.02, the representation and warranty set forth in paragraph (d) of Section 3.04, which representation and warranty need not be made on the Effective Date).

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed
         Perfection Certificate dated the Effective Date and signed by the chief financial officer and chief legal officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the
         Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
         Section 6.02 or have been released, provided that, notwithstanding anything to the contrary set forth in this paragraph (f), the Equity
         Interests of the Foreign Subsidiaries identified on Schedules
         4.01(f)(i) and 4.01(f)(ii) shall not be required to be pledged to the
         Collateral Agent pursuant to the terms of the Collateral Agreement or a
         Foreign Pledge Agreement on the Effective Date and shall only be required to be pledged to the Collateral Agent following the Effective
         Date to the extent required by the terms of Section 5.13(c) or Section
         5.13(d), as applicable.

                  (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect and that the related insurance policies have been endorsed or otherwise amended to include a customary lender's loss payable endorsement and to name the Collateral Agent as additional insured, in each case in form and substance reasonably satisfactory to the
         Administrative Agent.

                  (h) Holdings shall have received not less than $350,000,000 in gross cash proceeds as a result of the Equity Contribution. Holdings shall have contributed all such cash proceeds to Intermediate Holdings in the form of common equity, and Intermediate Holdings shall have contributed all such cash proceeds to the

                                                                              67

         Borrower in the form of common equity.

                  (i) The Borrower shall have received (or simultaneously with the initial funding of the Loans shall receive) gross cash proceeds of not less than $300,000,000 from the issuance of the Senior Subordinated
         Notes. The terms and conditions of the Senior Subordinated Notes and the form and substance of the Senior Subordinated Notes Documents shall be reasonably satisfactory to the Agents. The Administrative Agent shall have received copies of the Senior Subordinated Notes Documents, certified by a Financial Officer as complete and correct.

                  (j) The Borrower shall have received (or simultaneously with the initial funding of the Loans shall receive) gross cash proceeds of not less than $75,000,000 from the initial funding under the Effective
         Date Receivables Securitization. The Effective Date Receivables
         Securitization Documents shall be reasonably satisfactory to the
         Agents. The Administrative Agent shall have received copies of the
         Effective Date Receivables Securitization Documents, certified by a
         Financial Officer as complete and correct.

                  (k) All material consents and approvals required to be
         obtained from any Governmental Authority or other Person in connection with the Acquisition shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any materially burdensome conditions.

                  (l) The Acquisition shall have been (or simultaneously with the initial funding of the Loans shall be) consummated in accordance with applicable law in all material respects and all material
         Acquisition Documents (and the Agents shall be reasonably satisfied with respect to any divestiture of assets or similar action in response to the order or request of regulatory authorities). The Agents shall be reasonably satisfied that the material conditions to the Borrower's obligations set forth in the Purchase Agreement shall have been satisfied without giving effect to any waiver or amendment (including any modification to any material Acquisition Document in agreed form on the date of execution of the Purchase Agreement) that is materially adverse to the Lenders. The Administrative Agent shall have received copies of the Acquisition Documents and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct.

                  (m) The Transactions shall have been consummated in a manner consistent with the Sources and Uses table set forth in Schedule
         4.01(m) (the "Sources and Uses Table"). The fees and expenses relating to the Transactions shall not exceed $55,000,000.

                  (n) The Lenders shall have received (i) the financial
         statements referred to in Section 3.04(a), (ii) to the extent available to management of the Business, monthly financial data generated by the internal accounting systems of the

                                                                              68

         Business, for use by senior and financial management of the Business in the management of the Business for each month ended after September 30,
         2004 and prior to the Effective Date and (iii) all other financial statements for completed or pending acquisitions by or of the Business that may be required under Regulation S-X of the Securities Act. The financial statements and financial information provided pursuant to this clause (n) shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders for the same periods.

                  (o) The Lenders shall have received a pro forma combined
         balance sheet of Holdings and its consolidated subsidiaries as of
         September 30, 2004 and pro forma combined income statements for (i) the fiscal year ended December 31, 2003, (ii) the nine months ended
         September 30, 2003 and September 30, 2004, and (iii) the twelve months ended September 30, 2004, in each case adjusted to give effect to the consummation of the Transactions as if the Transactions, with respect to the pro forma balance sheet, had occurred on such date or, with respect to the pro forma income statements, had occurred on the first day of the periods presented. Such pro forma balance sheet and pro forma income statements shall be based upon assumptions consistent in all material respects with Sources and Uses Table and the forecasts previously provided to the Lenders. Such pro forma income statement for the nine months ended September 30, 2004 shall be accompanied by a forecast in a form reasonably satisfactory to the Agents prepared in good faith by the Borrower of Consolidated EBITDA for the remainder of the fiscal year ending December 31, 2004, with appropriate supporting details.

                  (p) The Administrative Agent shall have received a
         certificate, dated the Effective Date and signed by a Financial
         Officer, certifying that Consolidated EBITDA for the period of four consecutive fiscal quarters ended September 30, 2004, calculated on a
         Pro Forma Basis to give effect to the Transactions is not less than
         $165,000,000.

                  (q) The Administrative Agent shall have received a customary letter, from the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, that shall document the solvency of Intermediate Holdings, the Borrower and the Subsidiary Loan Parties after giving effect to the Transactions.

                  (r) The Administrative Agent shall have received a certificate of a Financial Officer, certifying that there has not occurred any event, development or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Closing Material
         Adverse Effect since December 31, 2003. For purposes of this clause
         (r), "Closing Material Adverse Effect" means any state of facts, change, event or effect that is materially adverse to (i) the condition
         (financial or otherwise), (ii) results of operations, (iii) business,
         (iv) properties, (v) assets or (vi) liabilities (whether accrued, absolute, contingent or otherwise, and whether or not due or to become due or asserted or unasserted) of Holdings,

                                                                              69

         Intermediate Holdings, the Borrower, the Subsidiaries and the Business,
         taken as a whole, except that any such state of facts, change, event or effect resulting from or arising out of (a) changes or developments in law (including any statute, constitutional provision, code, ordinance, rule, regulation, directive, concession, order or other requirement or guideline of any country or subdivision thereof) or changes or developments in the enforcement thereof, (b) changes or developments in international, national, regional, state or local wholesale or retail markets for automotive aftermarket products, (c) changes or developments in financial or securities markets or the economy in general, including changes in currency exchange or interest rates, or
         (d) changes or developments resulting from acts of terrorism or war
         (whether or not declared), except to the extent causing damage to the properties and assets of Holdings, Intermediate Holdings, the Borrower or the Business, shall not constitute a Closing Material Adverse
         Effect, except, in the case of clauses (a) through (d), to the extent such changes or developments have a materially disproportionate effect on Holdings, Intermediate Holdings, the Borrower and the Business
         relative to other persons or entities engaged in the manufacture and sale of products that are within the scope of the Business as presently conducted. In determining whether there has been a "Closing Material
         Adverse Effect", both the adverse and the favorable aspects of any state of facts, change, event or effect on the elements set forth in clauses (i) through (vi) of the previous sentence shall be considered taken as a whole, although a "Closing Material Adverse Effect" may arise from adverse aspects that relate to less than all (including only one) of such elements (with such adverse aspects considered in light of the favorable aspects of the elements set forth in clauses (i) through
         (vi) of the previous sentence taken together as a whole).

                  (s) The Agents shall have received all documentation and other information requested by them to satisfy the requirements of bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot
         Act.

The Administrative Agent shall notify the Borrower and the Lenders of the
Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing
Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on December 31, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 4.02. Each Credit Event. The obligation of each Lender to make any Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of
Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal

                                                                              70

         or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

                  (b) At the time of and immediately after giving effect to such
         Borrowing or the issuance, amendment, renewal or extension of such
         Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of
Credit shall be deemed to constitute a representation and warranty by
Intermediate Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE V

                              Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Intermediate Holdings and the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01. Financial Statements and Other Information. The Borrower
will furnish to the Administrative Agent (for prompt distribution to each
Lender):

                  (a) within 90 days (or such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K) after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flows as of the end of and for such fiscal year, and the related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days (or such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year of the
         Borrower, its consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the

                                                                              71

         corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a
         Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the
         Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer
         (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with
         Sections 6.12, 6.13 and 6.14 and (B) in the case of financial statements delivered under paragraph (a) above for any fiscal year ending on or after December 31, 2005, of Excess Cash Flow for such fiscal year and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default and, if such knowledge has been obtained, describing such Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) within 60 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year
         (including a projected consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Intermediate Holdings, the Borrower or any Subsidiary with the
         SEC or with any national securities exchange, as applicable; and

                  (g) promptly following any request therefor, such other
         information regarding the operations, business affairs and financial condition of Intermediate Holdings, the Borrower or any Subsidiary or
         any Plan, or compliance with the terms of any Loan Document, as the
         Administrative Agent or any Lender may reasonably request.

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         SECTION 5.02. Notices of Material Events. Intermediate Holdings and the
Borrower will furnish to the Administrative Agent (for distribution to each
Lender), prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or
         proceeding by or before any arbitrator or Governmental Authority against or affecting Intermediate Holdings, the Borrower, any of their respective Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event or any fact or
         circumstance that gives rise to a reasonable expectation that any ERISA
         Event will occur that, in either case, alone or together with any other
         ERISA Events that have occurred, could reasonably be expected to result in liability of Intermediate Holdings, the Borrower and the
         Subsidiaries in an aggregate amount exceeding $5,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in any
Loan Party's corporate name, (ii) in the jurisdiction of incorporation or organization of any Loan Party or (iii) in any Loan Party's organizational identification number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the
Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Collateral Agent if any material portion of the
Collateral is damaged or destroyed.

         (b) Each year at the time of delivery of annual financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Collateral Agent a certificate of a Financial Officer and the chief legal officer of the Borrower setting forth the information required pursuant to Sections 1 and 2 of the
Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the
Effective Date or the date of the most recent certificate delivered pursuant to this Section, provided that the Borrower shall deliver the certificate required by this Section 5.03(b) with respect to Sections 1(a), 1(c), 1(e), 1(f) and 2(f)
of the Perfection Certificate on a quarterly basis at the time of delivery of financial statements pursuant to Sections 5.01(a) and (b).

         SECTION 5.04. Existence; Conduct of Business. Each of Intermediate
Holdings and the Borrower will, and will cause each of the Subsidiaries to, do or cause to

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be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, permits, approvals, authorizations, licenses, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, and provided further that the foregoing shall not prohibit
Intermediate Holdings, the Borrower or any of the Subsidiaries from causing or permitting the expiration, abandonment, impairment or invalidation of any rights, qualifications, permits, approvals, authorizations, licenses, franchises, patents, copyrights, trademarks or tradenames, or from failing to renew, abandoning, impairing or permitting to expire any applications or registrations for any of such item, if, in Intermediate Holdings', the
Borrower's or such Subsidiary's, as applicable, reasonable good faith judgment, such item is no longer material to the conduct of its business.

         SECTION 5.05. Payment of Taxes. Each of Intermediate Holdings and the
Borrower will, and will cause each of the Subsidiaries to, pay its Tax liabilities, before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Intermediate Holdings, the Borrower or such
Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.06. Maintenance of Properties. Each of Intermediate Holdings
and the Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 5.07. Insurance. Each of Intermediate Holdings and the Borrower
will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies, (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the
Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

         SECTION 5.08. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

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         SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of
Intermediate Holdings and the Borrower will, and will cause each of the
Subsidiaries to, keep proper books of record and account in accordance with
GAAP, consistently applied, and in accordance with the internal controls of the
Borrower and the Subsidiaries. Each of Intermediate Holdings and the Borrower
will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, including environment assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract), provided that an officer of the Borrower may attend any such discussions with such accountants.

         SECTION 5.10. Compliance with Laws. Each of Intermediate Holdings and the Borrower will, and will cause each of the Subsidiaries to, comply with all
Requirements of Law, including Environmental Laws, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Tranche B Term Loans will be used only for (a) first, the payment of the
Transaction Costs and (b) second, together with (x) the proceeds of the Equity
Contribution, (y) the proceeds of the Senior Subordinated Notes and (z) the proceeds of the amounts funded under the Effective Date Receivables
Securitization on the Effective Date, to pay the Cash Purchase Price and make the Beck/Arnley Contribution. The proceeds of the Revolving Loans, Swingline
Loans and Letters of Credit will be used only for working capital and for other general corporate purposes, provided that up to $20,000,000 aggregate principal amount of Revolving Loans made on the Effective Date may be used to make the
Current Asset Payments, to make VAT payments in connection with the Acquisition and for other general corporate purposes. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X, or for the purpose of purchasing or carrying
Margin Stock (as defined within the meaning of Regulation U).

         SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will, promptly after such Subsidiary is formed or acquired, notify the Collateral Agent and the
Lenders (through the Administrative Agent) thereof and cause the Collateral and
Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or
Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, provided that the terms of this Section 5.12 shall not be required to be satisfied with respect to any SPE Subsidiary until the consummation of the
Permitted Securitization to which such SPE Subsidiary relates.

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         SECTION 5.13. Further Assurances. (a) Each of Intermediate Holdings and
the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative
Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the
Loan Parties. Each of Intermediate Holdings and the Borrower also agrees to provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the
Security Documents.

         (b) If any material assets (including any real property or improvements thereto or any interest therein, other than any real property with a market value of less than $5,000,000) are acquired by the Borrower or any Subsidiary
Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien in favor of the
Collateral Agreement upon acquisition thereof), the Borrower will notify the
Administrative Agent and the Lenders thereof, and, if requested by the
Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such
Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

         (c) With respect to each Foreign Subsidiary identified on Schedule
4.01(f)(i), to the extent that any Equity Interests of any such Foreign
Subsidiary continue to be directly held by a Loan Party on the date that is 60 days after the Effective Date (the "Pledge Exclusion Expiration Date"), the
Borrower will cause the Collateral and Guarantee Requirement to be satisfied with respect to such Equity Interests within 15 days after the Pledge Exclusion
Expiration Date (the "Supplemental Pledge Date"), provided that the Supplemental
Pledge Date with respect to the Equity Interests of any Foreign Subsidiary may
be extended by the Administrative Agent if it determines that the Collateral and
Guarantee Requirement with respect to such Equity Interests cannot reasonably be satisfied by the Supplemental Pledge Date, in which case the Borrower shall cause the Collateral and Guarantee Requirement with respect to such Equity
Interests to be satisfied by a new date established by the Administrative Agent.

         (d) With respect to each Foreign Subsidiary identified on Schedule
4.01(f)(ii), the Borrower will cause the Collateral and Guarantee Requirement to be satisfied with respect to the Equity Interests of such Foreign Subsidiaries within 75 days after the Effective Date (the "Deferred Foreign Pledge Date"),
provided that the Deferred Foreign Pledge Date with respect to the Equity
Interests of any Foreign Subsidiary may be extended by the Administrative Agent if it determines that the Collateral and Guarantee Requirement with respect to such Equity Interests cannot reasonably be satisfied by the Deferred Foreign
Pledge Date, in which case the Borrower

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shall cause the Collateral and Guarantee Requirement with respect to such Equity
Interests to be satisfied by a new date established by the Administrative Agent.

         SECTION 5.14. Interest Rate Protection. As promptly as practicable, and in any event within 90 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than two years will maintain in effect, one or more Swap Agreements with one or more of the Lenders (or
Affiliates thereof), the effect of which is that at least 40% of Funded Debt will bear interest at a fixed rate or the interest cost in respect of which will be fixed, in each case on terms and conditions reasonably acceptable, taking into account current market conditions, to the Administrative Agent.

         SECTION 5.15. End of Fiscal Year; Fiscal Quarters. If Intermediate
Holdings and the Borrower change their and the Subsidiaries' fiscal year or fiscal quarter end dates, Intermediate Holdings and the Borrower shall give immediate written notice of such change to the Administrative Agent and, in such an event, Intermediate Holdings, the Borrower and the Administrative Agent
shall, and are hereby authorized by the Lenders to, make any modifications or adjustments to this Agreement (including the financial covenants contained in
Sections 6.12, 6.13 and 6.14) that are necessary to reflect any such change.

                                   ARTICLE VI

                               Negative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Intermediate Holdings and the Borrower covenants and agrees with the Lenders that:

         SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Neither
Intermediate Holdings nor the Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created under the Loan Documents;

                  (ii) the Senior Subordinated Notes;

                  (iii) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such
         Indebtedness, provided that such extending, renewal or replacement
         Indebtedness (A) shall not add guarantors, obligors or security from that which applied to the Indebtedness being extended, renewed or replaced, (B) shall not be in principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus accrued interest and premium thereon), (C) shall not have an earlier maturity date or a decreased weighted average life than the Indebtedness being

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         extended, renewed or replaced and (D) shall be subordinated to the
         Obligations on the same terms (or, from the perspective of the Lenders, better terms), if any, as the Indebtedness being extended, renewed or replaced;

                  (iv) Indebtedness of the Borrower to any Subsidiary and of any
         Subsidiary to the Borrower or any other Subsidiary, provided that (A)
         Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04 and (B)
         Indebtedness of the Borrower to any Subsidiary and Indebtedness of any
         Subsidiary Loan Party to any Subsidiary that is not a Subsidiary Loan
         Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

                  (v) Guarantees (A) by Intermediate Holdings of the Senior
         Subordinated Notes and the Additional Senior Subordinated Notes, (B) by
         the Borrower of Indebtedness of any Subsidiary and (C) by any
         Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that, in each case, (1) the Indebtedness so Guaranteed is permitted by this Section 6.01 (other than Section 6.01(a)(iii)), (2)
         Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness
         of any Subsidiary that is not a Loan Party shall be subject to Section
         6.04, (3) Guarantees permitted under this clause (v) shall be subordinated to the Obligations of Intermediate Holdings, the Borrower
         or the applicable Subsidiary, as the case may be, on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations and
         (4) the Senior Subordinated Notes and the Additional Senior
         Subordinated Notes shall not be Guaranteed by any Subsidiary that is not a Subsidiary Loan Party;

                  (vi) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any
         Indebtedness assumed by the Borrower or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (plus accrued interest and premium in respect thereof), provided that (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed, together with the Remaining Present Value of all leases permitted under
         Section 6.06, $25,000,000 at any time outstanding;

                  (vii) (A) Indebtedness of any Person that becomes a Subsidiary after the date hereof, provided that (1) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in

                                                                              78

         connection with such Person becoming a Subsidiary and (2) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $20,000,000 at any time outstanding and (B) any refinancings, renewals and replacements of any such Indebtedness pursuant to the preceding clause (A) that do not increase the outstanding principal amount thereof (plus accrued interest and premium in respect thereof);

                  (viii) Indebtedness owed to any person providing workers'
         compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

                  (ix) (A) Indebtedness of the Borrower or any Subsidiary in
         respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations, in each case provided in the ordinary course of business and (B) any refinancings, renewals and replacements of any such Indebtedness pursuant to the preceding clause
         (A) that do not increase the outstanding principal amount thereof (plus accrued interest and premium in respect thereof);

                  (x) Indebtedness of any Loan Party pursuant to Swap Agreements permitted by Section 6.07;

                  (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (xii) Additional Senior Subordinated Notes of the Borrower not
         permitted by Section 6.01(a)(xv) in an aggregate principal amount not exceeding $225,000,000 at any time outstanding, provided that (A) at no time may the sum of (x) aggregate principal amount of Additional Senior
         Subordinated Notes issued pursuant to this Section 6.01(a)(xii) and outstanding at such time and (y) the aggregate principal amount of
         Incremental Extensions of Credit made pursuant to Section 2.20 exceed
         $350,000,000, (B) immediately prior to and after giving effect to any such issuance of Additional Senior Subordinated Notes, on a Pro Forma
         Basis, as of the last day of the most recently ended fiscal quarter prior to such issuance and for which financial statements are available, (1) the Borrower shall be in compliance with the covenants contained in Sections 6.12 and 6.13, (2) the Leverage Ratio shall be less than 4.50 to 1.00 and (3) the Senior Leverage Ratio shall be less than 3.00 to 1.00 and (C) the Net Proceeds of such Additional Senior
         Subordinated Notes are used to finance all or any portion of any investment or expenditure permitted by Section 6.04 (including all or any portion of any Permitted Acquisition permitted thereunder), to finance Capital Expenditures permitted by

                                                                              79

         Section 6.14 or for general corporate purposes of the Borrower and the
         Subsidiaries (provided that no more than 50% of the Net Proceeds of such Additional Senior Subordinated Notes may be used for general corporate purposes of the Borrower and the Subsidiaries);

                  (xiii) Permitted Securitizations, provided that the Net
         Proceeds from each Permitted Securitization established pursuant to this clause (xiii) shall have been applied to prepay Tranche B Term
         Borrowings to the extent required under Section 2.11(c);

                  (xiv) Indebtedness of any Subsidiary that is not a Loan Party incurred to finance working capital needs of such Subsidiary, provided that the aggregate principal amount of Indebtedness permitted by this clause (xiv), together with the aggregate amount of all outstanding (i)
         investments by Loan Parties in Subsidiaries that are not Loan Parties pursuant to Section 6.04(d), (ii) loans and advances by Loan Parties in
         Subsidiaries that are not Loan Parties pursuant to Section 6.04(e) and
         (iii) Guarantees by Loan Parties of Indebtedness of Subsidiaries that are not Loan Parties pursuant to Section 6.04(f), shall not exceed
         $50,000,000 at any time outstanding;

                  (xv) Additional Senior Subordinated Notes of the Borrower,
         provided that the Net Proceeds of such Additional Senior Subordinated
         Notes shall have been applied to prepay Tranche B Term Borrowings pursuant to Section 2.11(c);

                  (xvi) Indebtedness arising from agreements of the Borrower or a Subsidiary providing for indemnification in connection with the disposition of any business, any assets or any Subsidiary, other than
         Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; and

                  (xvii) other Indebtedness of the Borrower or any Subsidiary
         Loan Party, provided that the aggregate principal amount of
         Indebtedness permitted by this clause (xvii) shall not exceed
         $15,000,000 at any time outstanding.

         (b) Intermediate Holdings and the Borrower will not, and Intermediate
Holdings and the Borrower will not permit any Subsidiary to, issue any preferred
Equity Interests.

         SECTION 6.02. Liens. (a) Neither Intermediate Holdings nor the Borrower
will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i) Liens created under the Loan Documents;

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                  (ii) Permitted Encumbrances;

                  (iii) any Lien on any property or asset of the Borrower or any
         Subsidiary existing on the date hereof and set forth in Schedule 6.02, provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus accrued interest and premium in respect thereof);

                  (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (B) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus accrued interest and premiums in respect thereof);

                  (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such
         Liens secure Indebtedness permitted by clause (vi) of Section 6.01(a),
         (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary;

                  (vi) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

                  (vii) Liens that are statutory, common law or contractual
         rights of set-off relating to deposit accounts in favor of banks and other depositary institutions in the ordinary course of business;

                  (viii) Liens arising out of sale and leaseback transactions permitted by Section 6.06;

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                  (ix) Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

                  (x) Liens representing any interest or title of a licensor, lessor or sublicensor under any lease or license entered into by the
         Borrower or any Subsidiary in the ordinary course of business;

                  (xi) sales or other transfers of Receivables pursuant to, and
         Liens existing or deemed to exist in connection with, Permitted
         Securitizations permitted by Section 6.01(a)(xiii);

                  (xii) Liens on property of a Subsidiary that is not a Loan
         Party or any of its subsidiaries securing Indebtedness permitted by
         Section 6.01(a)(xiv);

                  (xiii) Liens with respect to property or assets not
         constituting Collateral with an aggregate fair value (valued at the time of creation thereof) of not more than $5,000,000 at any time;

                  (xiv) Liens securing obligations in respect of trade-related letters of credit or trade-related bankers acceptances issued in the ordinary course of business of the Borrower and the Subsidiaries, in each case covering the goods (or the documents of title in respect of such goods) financed by such letters of credit or trade-related bankers acceptances and the proceeds and products thereof; and

                  (xv) Liens on securities held by the Borrower or any
         Subsidiary representing an interest in a joint venture to which the
         Borrower or such Subsidiary is a party (provided that such joint venture is not a Subsidiary) to the extent that (A) such Liens constitute purchase options, calls or similar rights of a counterparty to such joint venture and (B) such Liens are granted pursuant to the terms of the partnership agreement, joint venture agreement or other similar document or documents pursuant to which such joint venture was created or otherwise governing the rights and obligations of the parties to such joint venture.

         SECTION 6.03. Fundamental Changes. (a) Neither Intermediate Holdings
nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Borrower in a transaction in which the surviving entity is a Person organized or existing under the laws of the United States of America, any State thereof or the
District of Columbia and, if such surviving entity is not the Borrower, such
Person expressly assumes, in writing, all the obligations of the Borrower under the Loan Documents, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Subsidiary

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Loan Party, is or becomes a Subsidiary Loan Party concurrently with such merger,
(iii) any Subsidiary may liquidate, dissolve or discontinue its operations if the Borrower determines in good faith that such liquidation, dissolution or discontinuation is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iv) any asset sale permitted by Section
6.05(f), (g) or (l) may be effected through the merger of a Subsidiary with a third party, provided that, in each case, any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

         (b) The Borrower will not, and Intermediate Holdings and the Borrower will not permit any Subsidiary to, engage to any material extent in any business other than (i) businesses of the type conducted by the Borrower and the
Subsidiaries on the Effective Date and businesses reasonably related or incidental thereto and (ii) in the case of SPE Subsidiaries, Permitted
Securitizations.

         (c) Intermediate Holdings will not engage in any business or activity other than the ownership of all the outstanding Equity Interests of the Borrower and activities incidental thereto. Intermediate Holdings will not own or acquire any assets (other than Equity Interests of the Borrower and the cash proceeds of any Restricted Payments permitted by Section 6.08) or incur any liabilities
(other than liabilities under the Loan Documents and liabilities reasonably incurred in connection with its maintenance of its existence).

         SECTION 6.04. Investments, Loans, Advances, Guarantees and
Acquisitions. Neither Intermediate Holdings nor the Borrower will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities
(including any option, warrant or other right to acquire any of the foregoing)
of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets constituting a business unit, division, product line or line of business of any other Person, except:

                  (a) Domestic Permitted Acquisitions, provided that the
         aggregate purchase price (calculated as described in the definition of the term "Permitted Acquisition") in respect of all Domestic Permitted
         Acquisitions made after the Effective Date shall not exceed
         $350,000,000 plus (i) an amount equal to any returns of capital actually received in cash in respect of such Domestic Permitted
         Acquisitions (which amount shall not exceed the purchase price paid
         (calculated as described in the definition of the term "Permitted
         Acquisition") in respect of such Domestic Permitted Acquisitions) plus
         (ii) the portion, if any, of the Available Basket Amount at the time such election is made that the Borrower elects to apply to this paragraph (a);

                  (b) Permitted Investments;

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                  (c) investments and Guarantees existing on the date hereof and set forth on Schedule 6.04(a);

                  (d) investments by Intermediate Holdings in the Borrower and by the Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral
         Agreement (subject to the limitations applicable to voting Equity
         Interests of a Foreign Subsidiary referred to in the definition of
         "Collateral and Guarantee Requirement"), (ii) investments by Loan
         Parties in Subsidiaries that are not Loan Parties shall be made solely to finance working capital needs of such Subsidiaries and (iii) the aggregate amount of such investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (iii) to the proviso to Section 6.04(e), outstanding Guarantees permitted under clause (iii) to the proviso to
         Section 6.04(f) and outstanding Indebtedness permitted under Section
         6.01(a)(xiv)) at any time outstanding (in each case determined without regard to any write-downs or write-offs) shall not exceed $50,000,000;

                  (e) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the
         Collateral Agreement, (ii) loans and advances by Loan Parties in
         Subsidiaries that are not Loan Parties shall be made solely to finance working capital needs of such Subsidiaries and (iii) the aggregate amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under clause (iii) to the proviso to Section 6.04(d), outstanding Guarantees permitted under clause (iii) to the proviso to
         Section 6.04(f) and outstanding Indebtedness permitted under Section
         6.01(a)(xiv)) at any time outstanding (in each case determined without regard to any write-downs or write-offs) shall not exceed $50,000,000;

                  (f) Guarantees constituting Indebtedness permitted by Section
         6.01, provided that (i) a Subsidiary shall not Guarantee the Senior
         Subordinated Notes or Additional Senior Subordinated Notes unless (A)
         such Subsidiary also has Guaranteed the Obligations pursuant to the
         Collateral Agreement, (B) such Guarantee of the Senior Subordinated
         Notes or the Additional Senior Subordinated Notes is subordinated to such Guarantee of the Obligations on terms no less favorable to the
         Lenders than the subordination provisions of the Senior Subordinated
         Notes or the Additional Senior Subordinated Notes, as applicable, and
         (C) such Guarantee of the Senior Subordinated Notes or Additional
         Senior Subordinated Notes provides for the release and termination thereof, without action by any party, upon any release and termination of such

                                                                              84

         Guarantee of the Obligations, (ii) Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall have been incurred solely to finance working capital needs of such
         Subsidiaries and (iii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any
         Loan Party (together with outstanding investments permitted under clause (iii) to the proviso to Section 6.04(d), outstanding intercompany loans permitted under clause (iii) to the proviso to
         Section 6.04(e) and outstanding Indebtedness permitted under Section
         6.01(a)(xiv)) at any time outstanding (in each case determined without regard to any write-downs or write-offs) shall not exceed $50,000,000;

                  (g) receivables or other trade payables owing to the Borrower or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the Borrower or any such Subsidiary deems reasonable under the circumstances;

                  (h) investments consisting of Equity Interests, obligations, securities or other property received in settlement of delinquent accounts of and disputes with customers and suppliers in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments;

                  (i) investments by the Borrower or any Subsidiary in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (j) loans or advances by the Borrower or any Subsidiary to employees made in the ordinary course of business (including travel, entertainment and relocation expenses) of the Borrower or any
         Subsidiary not exceeding $1,000,000 in the aggregate at any time outstanding (determined without regard to any write-downs or write-offs of such loans or advances);

                  (k) investments in the form of Swap Agreements permitted by
         Section 6.07;

                  (l) investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the
         Borrower or any of the Subsidiaries (including in connection with a
         Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

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                  (m) investments received in connection with the dispositions of assets permitted by Section 6.05;

                  (n) investments constituting deposits described in clauses (c)
         and (d) of the definition of the term "Permitted Encumbrances";

                  (o) investments and Guarantees arising or made under Permitted
         Securitizations permitted by Section 6.01(a)(xiii);

                  (p) investments by the Borrower or any Subsidiary (i) in
         Subsidiaries that are not Loan Parties (to the extent not otherwise permitted under paragraph (c), (d) or (e) of this Section 6.04), (ii)
         in Permitted Joint Ventures and other non wholly-owned Subsidiaries
         (other than any Permitted Quinton Hazell Joint Venture) and (iii) in
         respect of Foreign Permitted Acquisitions (the purchase price with respect to which shall be calculated as described in the definition of the term "Permitted Acquisition"), in an amount, as valued at cost at the time each such investment is made (including all commitments for future investments), not exceeding, together with the aggregate amount of Capital Expenditures made pursuant to Section 6.14(e), $50,000,000 in the aggregate for all such investments and Capital Expenditures made from and after the Effective Date plus (i) an amount equal to any returns of capital actually received in cash in respect of any such investments (which amount shall not exceed the amount of such investment at the time such investment was made) plus (ii) the portion, if any, of the Available Basket Amount at the time such election is made that the Borrower elects to apply to this paragraph (p);

                  (q) other investments by the Borrower or any Subsidiary in an aggregate amount, as valued at cost at the time each such investment is made (including all commitments for future investments), not exceeding
         $10,000,000 in the aggregate for all such investments made from and after the Effective Date plus (i) an amount equal to any returns of capital actually received in cash in respect of any such investments
         (which amount shall not exceed the amount of such investment valued at cost at the time such investment was made) plus (ii) the portion, if any, of the Available Basket Amount at the time such election is made that the Borrower elects to apply to this paragraph (q);

                  (r) the contribution of substantially all the assets of the
         Quinton Hazell operations of the Borrower and the Subsidiaries (but not any other assets) in connection with the creation of any Permitted
         Quinton Hazell Joint Venture (but not any subsequent investments therein); and

                  (s) the intercompany investments set forth on Schedule
         6.04(s), provided that no Default has occurred and is continuing or would result therefrom.

                                                                              86

         Notwithstanding anything to the contrary in this Section 6.04, neither
Intermediate Holdings nor the Borrower will, nor will they permit any Subsidiary to, make any investment in, or loan or advance to, or provide any Guarantees of
Indebtedness of Beck/Arnley Worldparts Corp. (other than the Beck/Arnley
Contribution on the Effective Date).

         SECTION 6.05. Asset Sales. Neither Intermediate Holdings nor the
Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), except:

                  (a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

                  (b) sales, transfers and dispositions to the Borrower or any
         Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

                  (c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

                  (d) sales, transfers and dispositions of property to the
         extent such property constitutes an investment permitted by clause (b),
         (h), (l), (m) or (n) of Section 6.04;

                  (e) sale and leaseback transactions permitted by Section 6.06;

                  (f) the Beck/Arnley Disposition;

                  (g) the Quinton Hazell Disposition;

                  (h) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the
         Borrower or any Subsidiary;

                  (i) sales, transfers and other dispositions of Receivables and
         Related Assets (as defined in the definition of "Permitted
         Securitization") pursuant to Permitted Securitizations permitted by
         Section 6.01(a)(xiii);

                  (j) licensing and cross-licensing arrangements entered into in the ordinary course of business involving any technology or other intellectual property of the Borrower or any Subsidiary;

                  (k) sales, transfers, leases and other dispositions of assets to the extent such assets are exchanged substantially simultaneously for similar replacement assets, provided that, (i) the fair value of the assets received in any such sale,

                                                                              87

         transfer or other disposition is equal to or greater than the fair value of the assets exchanged therefor and (ii) after giving effect to each such sale, transfer or other disposition, the aggregate fair value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (k) shall not exceed $10,000,000 in any fiscal year of the Borrower;

                  (l) sales, transfers and other dispositions of assets for
         proceeds not constituting cash or Permitted Investments, provided that the aggregate fair market value of all assets, sold, transferred or otherwise disposed of in reliance upon this paragraph (l) shall not exceed $10,000,000 during the term of this Agreement;

                  (m) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (m) shall not exceed $10,000,000 during any fiscal year of the Borrower and provided further that the amount of sales, transfers and other dispositions permitted to be made during any fiscal year pursuant to this paragraph (m) shall be increased by the unused amount of such sales, transfers and other dispositions that were permitted to be made during the immediately preceding fiscal year (including any amounts carried forward from prior fiscal years), so long as the aggregate amount of sales, transfers and other dispositions permitted to be made during any fiscal year pursuant to this clause (m) shall not exceed $25,000,000; and

                  (n) sales, transfers and other dispositions of assets related to the brake and chassis and filtration operations of the Borrower and the Subsidiaries in connection with the planned restructuring of such operations, provided that (i) any such sale, transfer or other disposition is consummated within 24 months of the Effective Date and
         (ii) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (n) shall not exceed $15,000,000 during the term of this Agreement,

provided that (i) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (h) above) shall be made for fair value and (ii) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b), (f), (h), (j)
(to the extent relating to cross-licensing), (k) and (l) above) shall be made for at least 75% cash consideration (which cash consideration (1) for purposes of clause (a)(i) above, shall be deemed to include accounts receivable, (2) for purposes of clause (a)(ii) above, shall be deemed to include additions to property, plant and equipment received in connection with a trade in of used, obsolete, worn out or surplus equipment and (3) for purposes of the Quinton
Hazell Disposition, shall be deemed to include any Equity Interests of any
Permitted Quinton Hazell Joint Venture received by the Borrower and the
Subsidiaries in respect thereof and provided further that for purposes of the preceding proviso, the assumption by the transferee of liabilities associated with the assets subject to any sale, transfer or other disposition (other than any

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liabilities that are subordinated to the Obligations or have stated maturity that is outside the Tranche B Maturity Date) shall not be deemed to be consideration paid in respect of such assets.

         SECTION 6.06. Sale and Leaseback Transactions. Neither Intermediate
Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a "Sale and Leaseback Transaction"), provided that a Sale and Leaseback Transaction shall be permitted so long as at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease (together with Indebtedness outstanding pursuant to paragraph (vi) of
Section 6.01(a) and the Remaining Present Value of outstanding leases previously entered into under this Section 6.06) does not exceed $25,000,000.

         SECTION 6.07. Swap Agreements. Neither Intermediate Holdings nor the
Borrower will, nor will they permit any Subsidiary to, enter into any Swap
Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of the Subsidiaries) and (b)
Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

         SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.
(a) Neither Intermediate Holdings nor the Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) each of Intermediate Holdings and the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, membership or partnership interests or other similar Equity Interests, (iii) the Borrower may make
Restricted Payments to Intermediate Holdings (which may, in turn, make
Restricted Payments to Holdings in an amount equal to the Restricted Payments received from the Borrower) to permit Holdings to make payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings, Intermediate Holdings, the Borrower and the Subsidiaries
that have been approved by the board of directors of Holdings in an amount not to exceed $1,000,000 during any fiscal year, which amount, if not used in any fiscal year, may be carried forward to any subsequent fiscal year, (iv) the
Borrower may pay dividends to Intermediate Holdings (which may, in turn, make
Restricted Payments to Holdings in an amount equal to the Restricted Payments received from the Borrower) at such times and in such amounts (A) not exceeding
$2,500,000 during any fiscal year, as shall be necessary to permit Holdings and
Intermediate Holdings to discharge their corporate overhead (including franchise taxes and directors fees) and other permitted liabilities and to make payments

                                                                              89

permitted by Section 6.09 and (B) as shall be necessary to pay any taxes that are due and payable by Holdings and Intermediate Holdings as part of a consolidated group that includes the Borrower, to the extent that such taxes relate to the operations of the Borrower and the Subsidiaries, (v) so long as no
Default has occurred and is continuing or would result therefrom, Intermediate
Holdings and the Borrower may make Restricted Payments to the extent necessary to permit them or Holdings to, and the Borrower or Intermediate Holdings may,
make payments of or on account of monitoring or management or similar fees
(including reasonable out-of-pocket expenses incurred in connection therewith)
to the Sponsor or its Affiliates in an aggregate amount in any fiscal year not in excess of $2,500,000, (vi) so long as no Default has occurred and is continuing or would result therefrom, Intermediate Holdings may make additional
Restricted Payments (and the Borrower may make Restricted Payments to
Intermediate Holdings the proceeds of which are to be used by Intermediate
Holdings to make such additional Restricted Payments) in an aggregate amount not to exceed the Available Basket Amount at the time of such Restricted Payment and
(vii) without duplication as to amounts distributable with respect to taxes under clause (iv) above, in the event that Holdings, Intermediate Holdings and the Borrower become pass-through or disregarded entities for U.S. federal income tax purposes, Intermediate Holdings may make Tax Distributions to Holdings (and the Borrower may make distributions to Intermediate Holdings, the proceeds of which are used by Intermediate Holdings to make such Tax Distributions) to the extent that the aggregate amount of Tax Distributions made pursuant to this clause (vii) in respect of any taxable year does not exceed the aggregate amount of U.S. federal, state and local income taxes that would have otherwise been payable by the Borrower for such taxable year had it remained a corporation for
U.S. federal income tax purposes for such taxable year.

         (b) Neither Intermediate Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Senior
Subordinated Notes, Additional Senior Subordinated Notes or Indebtedness set
forth on Schedule 6.01, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Indebtedness, except:

                  (i) payment of regularly scheduled interest and principal
         payments as and when due in respect of any such Indebtedness, other than payments in respect of any such Indebtedness prohibited by the subordination provisions thereof; and

                  (ii) refinancings of such Indebtedness to the extent permitted by Section 6.01 (in which case the provisions of this Section 6.08 shall apply to such refinancing Indebtedness).

         SECTION 6.09. Transactions with Affiliates. Neither Intermediate
Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any

                                                                              90

property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other
Affiliate, (c) any investment or Guarantee permitted by Section 6.04(d),
6.04(e), 6.04(f) or 6.04(o), (d) any Indebtedness permitted under Section
6.01(a)(iv) or Section 6.01(a)(v), (e) any Restricted Payment permitted by
Section 6.08, (f) loans or advances to employees permitted under Section 6.04,
(g) the payment of reasonable fees to directors of Holdings, Intermediate
Holdings, the Borrower or any Subsidiary who are not employees of Holdings,
Intermediate Holdings, the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Holdings, Intermediate Holdings, the
Borrower or its Subsidiaries in the ordinary course of business, (h) any transactions permitted by Section 6.05(i), (i) payments by Intermediate
Holdings, the Borrower or any of the Subsidiaries to the Sponsor or any of its
Affiliates in respect of any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, in each case in connection with acquisitions or divestitures, which payments are approved in good faith by a majority of the members of the board of directors of
Holdings disinterested with respect to such payments and do not exceed (i) in connection with any one transaction or series of related transactions, the greater of (A) $2,500,000 and (B) 1.25% of the total value of the assets acquired or divested in such transaction or series of related transactions and
(ii) in the aggregate during the term of this Agreement, the greater of (A)
$5,000,000 and (B) 1.25% of the total value of the assets acquired or divested in all such transactions and series of related transactions consummated during the term of this Agreement and (j) transactions in existence on the Effective
Date or pursuant to agreements in existence on the Effective Date and, in each case, set forth on Schedule 6.09 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect.

         SECTION 6.10. Restrictive Agreements. Neither Intermediate Holdings nor
the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Intermediate Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the
Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or
any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by (A) law (B) any Loan Document, Senior
Subordinated Note Document or Additional Senior Subordinated Note Document, (C)
any agreement or instrument governing the terms of Indebtedness permitted under
Section 6.01(a)(vii), but only to the extent such restrictions or

                                                                              91

conditions are imposed only on the Person who becomes a Subsidiary concurrently with the incurrence of such Indebtedness, and (D) any instrument or agreement governing any Indebtedness incurred by a Subsidiary that is not a Loan Party pursuant to Section 6.01(a)(xiv), but only to the extent such restrictions or conditions are imposed only on such Subsidiary and its subsidiaries, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements and other documents
(including organizational documents) governing any Permitted Joint Venture, (iv)
the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or the sale of assets pending such sale, provided such restrictions and conditions apply only to the
Subsidiary or assets that are to be sold and such sale is permitted hereunder,
(v) paragraph (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Permitted Securitizations permitted by this
Agreement if such restrictions or conditions apply only to the Receivables and the Related Assets that are the subject of the Permitted Securitization, and neither paragraph (a) nor paragraph (b) of the foregoing shall apply to restrictions or conditions imposed on any SPE Subsidiary in connection with any
Permitted Securitization, (vi) paragraph (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured
Indebtedness permitted by this Agreement (other than in respect of a Permitted
Securitization) if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vii) paragraph (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

         SECTION 6.11. Amendment of Material Documents. Neither Intermediate
Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Acquisition Document, (b) any
Senior Subordinated Notes Document or Additional Senior Subordinated Notes
Document or (c) its certificate of incorporation, by-laws or other organizational documents, in each case to the extent such amendment, modification or waiver would be materially adverse to the Lenders. Neither
Intermediate Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend or modify any of the terms of the Effective Date Receivables
Securitization Documents if, as a result of such amendment or modification, the
Effective Date Receivables Securitization would no longer satisfy the requirements set forth in the definition of "Permitted Securitization" (and any other definition referred to therein), without giving effect to the last sentence of the first paragraph of such definition.

         SECTION 6.12. Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest
Expense (the "Interest Coverage Ratio"), in each case for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter ending during any period set forth below, to be less than the ratio set forth below opposite such period, provided that, to the extent the Borrower or any
Subsidiary makes any Permitted Acquisition, Asset Disposition or Discontinuation
during the period of four fiscal quarters of the Borrower most recently ended, the Interest Coverage Ratio for such period shall be calculated on a Pro Forma
Basis:

                                                                              92

                     Period                                      Ratio
                     ------                                      -----
         Effective Date to December 31, 2006                 2.00 to 1.00
         January 1, 2007 to December 31, 2008                2.25 to 1.00
         January 1, 2009 to December 31, 2010                2.50 to 1.00
         Thereafter                                          2.75 to 1.00

         SECTION 6.13. Leverage Ratio. The Borrower will not permit the Leverage
Ratio as of the last day of any fiscal quarter ending during any period set forth below to exceed the ratio set forth below opposite such period:

                     Period                                      Ratio
                     ------                                      -----
         Effective Date to June 30, 2005                     5.25 to 1.00
         July 1, 2005 to September 30, 2005                  5.00 to 1.00
         October 1, 2005 to June 30, 2006                    4.75 to 1.00
         July 1, 2006 to December 31, 2006                   4.50 to 1.00
         January 1, 2007 to September 30, 2007               4.25 to 1.00
         October 1, 2007 to September 30, 2008               4.00 to 1.00
         October 1, 2008 to September 30, 2009               3.75 to 1.00
         October 1, 2009 to September 30, 2010               3.50 to 1.00
         October 1, 2010 to September 30, 2011               3.25 to 1.00
         Thereafter                                          3.00 to 1.00

         SECTION 6.14. Maximum Capital Expenditures. (a) The Borrower will not, nor will it permit any Subsidiary to, incur or make any Capital Expenditures during any fiscal year set forth below in an amount exceeding the amount set forth opposite such fiscal year:

                                                           Maximum
               Fiscal Year                          Capital Expenditures
               -----------                          --------------------
                   2004                                   $67,500,000
                   2005                                   $67,500,000
         Each fiscal year thereafter                      $62,500,000

         (b) The amount of any Capital Expenditures permitted to be made in respect of any fiscal year shall be increased by the unused amount of Capital
Expenditures that were permitted to be made during the immediately preceding fiscal year pursuant to Section 6.14(a). Capital Expenditures in any fiscal year shall be deemed to use first, any amount carried forward to such fiscal year pursuant to this Section 6.14(b) and, second, the amount for such fiscal year set forth in Section 6.14(a).

         (c) The amount of any Capital Expenditures permitted to be made in respect of any fiscal year shall be further increased, after the consummation of any

                                                                              93

Permitted Acquisition, in an amount equal to 100% of the aggregate amount of capital expenditures made by the Person or business so acquired during the fiscal year of such Person or business most recently completed prior to such
Permitted Acquisition, as reflected in the financial statements of such Person or business (such amount, the "Acquired Business Annual Capital Expenditure
Amount"), provided that, with respect to the fiscal year of the Borrower during which any such Permitted Acquisition occurs (the "Acquisition Fiscal Year"), the amount of Capital Expenditures permitted to be made during the Acquisition
Fiscal Year shall only be increased by the amount equal to the Acquired Business
Annual Capital Expenditure Amount less the amount of capital expenditures made by such Person or business during the Acquisition Fiscal Year.

         (d) In addition to the Capital Expenditures permitted pursuant to the preceding paragraphs (a) through (c), the Borrower and the Subsidiaries may make additional Capital Expenditures at any time in an amount not to exceed the portion, if any, of the Available Basket Amount at the time of such Capital
Expenditure that the Borrower elects to apply to this Section 6.14(d).

         (e) In addition to the Capital Expenditures permitted pursuant to the preceding paragraphs (a) through (d), Foreign Subsidiaries may make additional
Capital Expenditures as part of an acquisition or strategic development of assets which, together with investments made under Section 6.04(p), do not exceed $50,000,000 in the aggregate for all such Capital Expenditures and investments made since the Effective Date plus an amount equal to any returns of capital actually received in cash in respect of any investments made under
Section 6.04(p) (which amount shall not exceed the amount of such investment at the time such investment was made).

                                  ARTICLE VII

                                Events of Default

         SECTION 7.01. Events of Default. If any of the following events (any such event, an "Event of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three
         Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of Intermediate Holdings, the Borrower or any Subsidiary in
         or in connection with any Loan Document or any amendment or modification thereof or waiver

                                                                              94

         thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect, in either case when made or deemed made, except to the extent such representation or warranty relates expressly to an earlier date (in which case such representation or warranty shall prove to have been incorrect in any material respect as of such earlier date);

                  (d) Intermediate Holdings or the Borrower shall fail to
         observe or perform any covenant, condition or agreement contained in
         Section 5.02(a), 5.03(a), 5.04 (with respect to the existence of
         Intermediate Holdings and the Borrower) or 5.11 or in Article VI;

                  (e) Intermediate Holdings, the Borrower or any Subsidiary Loan
         Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) Intermediate Holdings, the Borrower or any Subsidiary
         shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period with respect thereto, provided that, during the applicable grace period, no additional consideration is paid or additional rights are granted in respect of such Material
         Indebtedness);

                  (g) any event or condition occurs that results in any Material
         Indebtedness becoming due or, in the case of a Permitted
         Securitization, terminating (except voluntary terminations) prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material
         Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due or, in the case of a Permitted
         Securitization, to be terminated, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured
         Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets (to the extent not prohibited under this Agreement) securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an
         involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Intermediate Holdings, the
         Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Intermediate Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition

                                                                              95

         shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) Intermediate Holdings, the Borrower or any Subsidiary
         shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Intermediate
         Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any formal action for the purpose of effecting any of the foregoing;

                  (j) Intermediate Holdings, the Borrower or any Subsidiary
         shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an
         aggregate amount in excess of $17,500,000 shall be rendered against
         Intermediate Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Intermediate Holdings, the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, when taken
         together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the
         Subsidiaries in an aggregate amount exceeding $17,500,000 for all periods;

                  (m) any Lien purported to be created under any Security
         Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the
         Collateral, with the priority required by the applicable Security
         Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan
         Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement or to file all continuation statements;

                  (n) any Loan Document shall for any reason be asserted by any
         Loan Party not to be a legal, valid and binding obligation of any party thereto;

                  (o) the Guarantees by Intermediate Holdings and the Subsidiary
         Loan

                                                                              96

         Parties pursuant to the Collateral Agreement shall cease to be in full force and effect (other than in accordance with the terms of the Loan
         Documents) or shall be asserted by Intermediate Holdings, the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

                  (p) the Senior Subordinated Notes, the Additional Senior
         Subordinated Notes or any Guarantees thereof, or the Holdings PIK Note, shall cease, for any reason, to be validly subordinated to the
         Obligations or the obligations of Intermediate Holdings and the
         Subsidiary Loan Parties in respect of their Guarantees under the
         Collateral Agreement, as applicable, as provided in the Senior
         Subordinated Notes Documents or Additional Senior Subordinated Notes
         Documents, or the terms of the Holdings PIK Note, as applicable, or any
         Loan Party or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes, the Additional Senior Subordinated
         Notes or the Holdings PIK Note, as applicable, shall so assert;

                  (q) a Change in Control shall occur; or

                  (r) Holdings shall amend, modify or waive any of the terms of the Holdings PIK Note in any manner that is materially adverse to the
         Lenders;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the
Commitments, and thereupon the Commitments shall terminate immediately, and (ii)
declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this
Section, the Commitments shall automatically terminate and the principal of the
Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 7.02. Exclusion of Immaterial Subsidiaries. Solely for the
purposes of determining whether a Default has occurred under paragraph (h) or
(i) of Section 7.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of 5% of the consolidated total assets of the Borrower and the Subsidiaries or
5% of the total revenues of the Borrower and the Subsidiaries as of such date, provided that if it is necessary to exclude more than one

                                                                              97

Subsidiary from paragraph (h) or (i) of Section 7.01 pursuant to this Section
7.02 in order to avoid an Event of Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.

                                  ARTICLE VIII

                                   The Agents

         Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. For purposes of this
Article VIII, all references to the Administrative Agent shall be deemed to be references to both the Administrative Agent and the Collateral Agent.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 2.05(j) and Section
9.02), and (c) except as expressly set forth in the Loan Documents, the
Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings,
Intermediate Holdings the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 2.05(j) and Section
9.02) or in the absence of its own gross negligence or willful misconduct. The
Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by
Intermediate Holdings, the Borrower or a Lender, and the Administrative Agent
shall not be responsible for or have any duty to ascertain or inquire into (i)
any statement, warranty or

                                                                              98

representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan
Document, (iv) the validity, enforceability, effectiveness or genuineness of any
Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan
Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related
Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative
Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the
Borrower (except if a Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring
Administrative Agent gives notice of its resignation, then the retiring
Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New
York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative
Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent,

                                                                              99

its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as
Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the
Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. The Lenders identified in this Agreement as the Syndication Agent and the Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, neither the
Syndication Agent nor the Documentation Agent shall have or be deemed to have a fiduciary relationship with any Lender.

                                   ARTICLE IX

                                  Miscellaneous

         SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to the Borrower, to Affinia Group Inc., 1796 Indianwood
         Circle, Maumee, Ohio 43537, Attention of Thomas Madden (Telecopy No.
         (419) 891-2859), with a copy to The Cypress Group, 65 East 55th Street,
         New York, New York, Attention of Joseph Parzick (Telecopy No. (212)
         705-0199);

                  (ii) if to the Administrative Agent, Issuing Bank, Swingline
         Lender or Collateral Agent, JPMorgan Loan and Agency Services Group,
         1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Omar Jones
         (Telecopy No. (713) 750-2938), with a copy to JPMorgan Chase Bank,
         N.A., 270 Park Avenue, 15th Floor, New York, New York 10017, Attention
         of Stephen Simon (Telecopy No.(212) 270-4016); and

                  (iii) if to any other Lender, to it at its address (or
         telecopy number) set forth in its Administrative Questionnaire.

         (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the
Administrative Agent and the applicable

                                                                             100

Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

         (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Administrative Agent
(and, in the case of the Administrative Agent, by written notice to the
Borrower). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the
Administrative Agent, the Issuing Bank, the Collateral Agent, the Swingline
Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank, the Collateral
Agent, the Swingline Lender and the Lenders hereunder and under the other Loan
Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative
Agent, any Lender, the Collateral Agent, the Swingline Lender or the Issuing
Bank may have had notice or knowledge of such Default at the time.

         (b) Except as provided in Section 2.20 with respect to an Incremental
Facility Amendment, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Intermediate Holdings, the Borrower and the Required Lenders or,
in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan
Parties that are parties thereto, in each case with the consent of the Required
Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any
Loan, any scheduled date of payment of the principal amount of any Tranche B
Term Loan under Section 2.10, the required date of reimbursement of any LC
Disbursement or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change

                                                                             101

Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v)
change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class)
required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable), (vi) release
Intermediate Holdings or any Subsidiary Loan Party from its Guarantee under the
Collateral Agreement (except as expressly provided in the Collateral Agreement)
or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all the Collateral from the
Liens of the Security Documents (except as expressly provided in the Collateral
Agreement), without the written consent of each Lender or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; provided further that (A)
no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the
Swingline Lender, as applicable, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this
Agreement of the Revolving Lenders (but not the Tranche B Lenders), or the
Tranche B Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Intermediate Holdings, the
Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of
Lenders were the only Class of Lenders hereunder at the time. In connection with any proposed amendment, modification, waiver or termination (a "Proposed
Change") requiring the consent of all affected Lenders, if the consent of the
Required Lenders (and, to the extent any Proposed Change requires the consent of
Lenders holding Loans of any Class pursuant to clause (viii) of this Section
9.02(b), the consent of more than 50% in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this
Section 9.02(b) being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting
Lender, at the Borrower's request, any assignee that is acceptable to the
Administrative Agent (and that is not a Non-Consenting Lender) shall have the right, with the Administrative Agent's consent, to purchase from such
Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Borrower's request, sell and assign to such assignee, at no expense to such
Non-Consenting Lender (including with respect to any processing and recordation fees that may be applicable pursuant to Section 9.04(b)(ii)(c)), all the
Commitments, Tranche B Term Loans and Revolving Exposure of such Non-Consenting
Lender for an amount equal to the principal balance of all Tranche B Term Loans and Revolving Loans (and funded participations in Swingline Loans and unreimbursed LC Disbursements) held by

                                                                             102

such Non-Consenting Lender and all accrued interest, fees and other amounts with respect thereto through the date of sale (including amounts under Sections 2.15,
2.16 and 2.17), such purchase and sale to be consummated pursuant to an executed
Assignment and Assumption in accordance with Section 9.04(b) (which Assignment and Assumption need not be signed by such Non-Consenting Lender).

         SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower
shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing
Bank in connection with the issuance, amendment, renewal or extension of any
Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in
connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) The Borrower shall indemnify the Administrative Agent, the Issuing
Bank and each Lender, and each Related Party of any of the foregoing Persons
(each such Person being called an "Indemnitee") against, and hold each
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any
Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of
Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any actual or alleged Environmental Liability related in any way to the Borrower or any of its
Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                                                                             103

         (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline
Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as
applicable, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in
its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Tranche B Term Loans and unused Commitments at the time.

         (d) To the extent permitted by applicable law, neither Intermediate
Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages)
arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or
Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable not later than three days after written demand therefor.

         SECTION 9.04. Successors and Assigns. (a) The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any
Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i)
the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this
Agreement, expressed or implied, shall be construed to confer upon any Person
(other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any
Letter of Credit), Participants (to the extent provided in paragraph (c) of this
Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its
Commitment and the Loans at the time owing to it) with the prior written consent
(such consent not to be unreasonably withheld or delayed) of:

                  (A) the Borrower, provided that (1) no consent of the Borrower shall be required for an assignment of all or any portion of a
         Revolving Commitment or any Lender's obligations in respect of its LC
         Exposure or Swingline Exposure to

                                                                             104

         a Lender, an Affiliate of a Lender, an Approved Fund unless such assignment shall result in increased costs to the Borrower or, if an
         Event of Default has occurred and is continuing, any other assignee, and (2) no consent of the Borrower shall be required for an assignment of all or any portion of a Tranche B Term Loan;

                  (B) the Administrative Agent, provided that no consent of the
         Administrative Agent shall be required for an assignment of all or any portion of a Tranche B Term Loan to a Lender, an Affiliate of a Lender
         or an Approved Fund; and

                  (C) the Issuing Bank, provided that no consent of the Issuing
         Bank shall be required for an assignment of all or any portion of a
         Tranche B Term Loan.

                           (ii) Assignments shall be subject to the following
                  conditions:

                  (A) except in the case of an assignment to a Lender or an
         Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning
         Lender subject to each such assignment (determined as of the date the
         Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 or, in the case of a Tranche B Term Loan, $1,000,000, unless each of the
         Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed), provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) contemporaneous assignments to two or more Approved Funds of a single Lender shall be treated as a single assignment for purposes of this clause (A);

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of
         Commitments or Loans;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such fee shall be payable in connection with contemporaneous assignments pursuant to the same Assignment and Assumption to or by two or more
         Approved Funds of a single Lender; and

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

         For purposes of this Section 9.04(b), the term "Approved Fund" means
(a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar

                                                                             105

extensions of credit and is managed by the same investment advisor as such
Lender or by an Affiliate of such investment advisor.

         "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by a Lender or an Affiliate of such Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a
         Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and
         Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning
         Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this
         Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the
         Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time
         (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the
         Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and
         Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information

                                                                             106

         contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (c) (i) Any Lender may, without the consent of the Borrower, the
Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement
(including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the
Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such
Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.
Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each
Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.18(c) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any
         greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such
         Participant is made with the Borrower's prior written consent. A
         Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such
         Participant agrees, for the benefit of the Borrower, to comply with
         Section 2.17(e) as though it were a Lender.

                  (iii) Any Lender may at any time, without the consent of the
         Borrower or the Administrative Agent, pledge, assign or grant a security interest in all or any portion of its rights under this
         Agreement to secure obligations of such Lender, including any pledge, assignment or grant to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge, assignment or grant of a security interest, provided that no such pledge, assignment or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other

                                                                             107

Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the
Loans, the expiration or termination of the Letters of Credit and the
Commitments or the termination of this Agreement or any provision hereof.

         SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement
may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other
Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the
Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The applicable Lender

                                                                             108

shall notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of
Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) Each of Intermediate Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York
County and of the United States District Court of the Southern District of New
York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender
may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Intermediate Holdings, the Borrower or their respective properties in the courts of any jurisdiction.

         (c) Each of Intermediate Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this
Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this
Agreement or any other Loan Document will affect the right of any party to this
Agreement to serve process in any other manner permitted by law.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL
BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR
RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH
PARTY HERETO

                                                                             109

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE
EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES
THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS
AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION.

         SECTION 9.11. Headings. Article and Section headings and the Table of
Contents used herein are for convenience of reference only, are not part of this
Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.12. Confidentiality. Each of the Administrative Agent, the
Issuing Bank and the Lenders agrees to maintain the confidentiality of the
Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees, trustees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i)
any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (including any pledgee under Section 9.04(c)(iii)) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations, (g) with the consent of the Borrower or (h)
to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the
Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Intermediate Holdings or the Borrower, provided that such source is not actually known by such disclosing party to be bound by an agreement containing provisions substantially the same as those contained in this Section. For the purposes of this Section, the term "Information" means all information received from Intermediate Holdings, the Borrower or any of the
Subsidiaries relating to any of Intermediate Holdings, the Borrower, any of the
Subsidiaries or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Intermediate Holdings, the Borrower or such
Subsidiary, provided that, in the case of information received from Intermediate
Holdings, the Borrower or such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any
Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the

                                                                             110

confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the
Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased
(but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.14. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA
Patriot Act.

                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           AFFINIA GROUP INC.,
                                           as Borrower,

                                           by
                                                       /s/ Thomas H. Madden
                                              ----------------------------------
                                              Name: Thomas H. Madden
                                              Title: Chief Financial Officer and
                                                     Treasurer

                                           AFFINIA GROUP INTERMEDIATE
                                           HOLDINGS INC.,

                                           by
                                                       /s/ Thomas H. Madden
                                              ----------------------------------
                                              Name: Thomas H. Madden
                                              Title: Chief Financial Officer and
                                                     Treasurer

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                              JPMORGAN CHASE BANK, N.A.
                                              individually and as
                                              Administrative Agent,

                                              by
                                                      /s/ Robert Anastasio
                                                  -----------------------------
                                                  Name:  Robert Anastasio
                                                  Title:    Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                                   GOLDMAN SACHS CREDIT PARTNERS
                                                   L.P., individually and as
                                                   Co-Syndication Agent,

                                                   by
                                                         /s/ William W. Archer
                                                      ------------------------
                                                      Name: William W. Archer
                                                      Title: Managing Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                               CREDIT SUISSE FIRST BOSTON,
                                               acting through its Cayman
                                               Island Branch, individually
                                               and as Co-Syndication
                                               Agent,

                                               by
                                                        /s/ James P. Moran
                                                   -----------------------------
                                                   Name: James P. Moran
                                                   Title: Director

                                               by
                                                        /s/ Denise L. Alvarez
                                                   -----------------------------
                                                   Name: Denise L. Alvarez
                                                   Title: Associate

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                              DEUTSCHE BANK AG, CAYMAN ISLANDS
                                              BRANCH, individually and as
                                              Co-Documentation Agent,

                                              by
                                                    /s/ Marguerite Sutton
                                                 -----------------------------
                                                 Name: Marguerite Sutton
                                                 Title:   Vice President

                                              by
                                                    /s/ Scottye Lindsey
                                                 -----------------------------
                                                 Name: Scottye Lindsey
                                                 Title:   Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                              UBS SECURITIES LLC, as
                                              Co-Documentation Agent,

                                              by
                                                      /s/ David A. Juge
                                                  ------------------------------
                                                  Name: David A. Juge
                                                  Title:   Managing Director

                                              by
                                                       /s/ James P. Boland
                                                  ------------------------------
                                                  Name: James P. Boland
                                                  Title:   Executive Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]